                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                             INVERNESS MEDICAL INNOVATIONS, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                     [LOGO]

                                 April 29, 2002

Dear Fellow Stockholder:

    You are cordially invited to attend Inverness Medical Innovation's Annual Meeting of Stockholders on Wednesday, June 5, 2002, at 12:30 p.m., local time, at the Harvard Club of Boston, Downtown Clubhouse, One Federal Street, Boston, MA 02110-2069.

    In addition to the matters described in the attached proxy statement, we will report on our activities since we were split-off from Inverness Medical Technology, Inc., our former parent, on November 21, 2001. You will have an opportunity to ask questions and to meet your directors and executives.

    Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. Therefore, after reading the enclosed proxy statement, please complete, sign, date and return the enclosed proxy card promptly. You may also vote by telephone, or electronically over the Internet, by following the instructions on your proxy card.

    We look forward to seeing you at the meeting. Your vote is important to us.

                                        Cordially,

                                        [LOGO]

                                        Ron Zwanziger
                                        Chairman, Chief Executive Officer and
                                        President

                      INVERNESS MEDICAL INNOVATIONS, INC.
                           51 Sawyer Road, Suite 200
                          Waltham, Massachusetts 02453

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE:    June 5, 2002

TIME:    12:30 p.m., local time

PLACE:   Harvard Club of Boston
         Downtown Clubhouse
         One Federal Street
         Boston, MA 02110-2069

PURPOSE:

     1. Elect two Class I Directors to serve until the 2005 annual meeting of stockholders;

     2. Approve an increase in the number of shares of common stock available for issuance under the Inverness Medical Innovations, Inc. 2001 Stock Option and Incentive Plan; and

     3. Conduct such other business as may properly come before the annual meeting and at any adjournment or postponement thereof.

    Only stockholders of record on April 15, 2002, may vote at the annual meeting and at any adjournment or postponement thereof. This proxy solicitation material is being mailed to stockholders on or about April 29, 2002, and includes a copy of our 2001 Annual Report, which includes financial statements for the period ended December 31, 2001.

    OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE "FOR" EACH OF THE PROPOSALS PRESENTED TO YOU IN THIS PROXY STATEMENT.

    Your vote is important. Please cast your vote by mail, telephone or over the Internet by following the instructions on your proxy card.

    Paul T. Hempel, Esq.
    Secretary

    April 29, 2002

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
PROXY STATEMENT.............................................      1

GENERAL INFORMATION.........................................      1
  Who May Vote..............................................      1
  How to Vote...............................................      1
  How Proxies Work..........................................      1
  Solicitation..............................................      2
  Revoking a Proxy..........................................      2
  Quorum....................................................      2
  Votes Required............................................      2

PROPOSAL 1: ELECTION OF DIRECTORS...........................      3
  Introduction..............................................      3
  Vote Required.............................................      3
  Recommendation............................................      3

INFORMATION REGARDING NOMINEES, OTHER DIRECTORS AND
  EXECUTIVE OFFICERS........................................      4

BOARD COMMITTEES AND MEETINGS...............................      7

PROPOSAL 2: APPROVAL OF INCREASE IN OPTION SHARES...........      8
  Introduction..............................................      8
  Summary of the 2001 Stock Option Plan.....................      8
  Grants of Options.........................................     11
  Material Federal Income Tax Consequences..................     11
  Vote Required.............................................     12
  Recommendation............................................     12

PRINCIPAL STOCKHOLDERS......................................     13

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS............     16
  Director Compensation.....................................     16
  Executive Compensation....................................     16
  Change-In-Control Arrangements............................     20
  Compensation Committee Report on Executive Compensation...     20

STOCK PERFORMANCE GRAPH.....................................     24

AUDIT COMMITTEE REPORT......................................     25

INDEPENDENT PUBLIC ACCOUNTANTS..............................     25
  Audit Fees................................................     25
  Financial Information Systems Design and Implementation...     25
  All Other Fees............................................     25

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............     26
  Loans to Executive Officers and Directors.................     26
  Sales of Series A Preferred Stock and Notes and
    Warrants................................................     27
  Option and Warrant Grant Related to Lock Up Agreements....     27

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.....     28

STOCKHOLDER PROPOSALS.......................................     28

OTHER INFORMATION...........................................     28

APPENDIX A--AUDIT COMMITTEE CHARTER

                      INVERNESS MEDICAL INNOVATIONS, INC.
                           51 SAWYER ROAD, SUITE 200
                          WALTHAM, MASSACHUSETTS 02453

                                PROXY STATEMENT

    This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Inverness Medical Innovations, Inc. for use at our 2002 Annual Meeting of Stockholders to be held on Wednesday, June 5, 2002 at 12:30 p.m., local time, at the Harvard Club of Boston, Downtown Clubhouse, One Federal Street, Boston, MA, and at any adjournments or postponements of the annual meeting. References in this proxy statement to "us", "we", "our" and the "Company" refer to Inverness Medical Innovations, Inc., except where otherwise indicated, such as in the "Compensation Committee Report of Executive Compensation" and the "Audit Committee Report."

                              GENERAL INFORMATION

WHO MAY VOTE

    Holders of our common stock or our Series A Convertible Preferred Stock (the "Series A Preferred Stock"), as recorded in our stock register on April 15, 2002, may vote at the annual meeting on the specific matters for which they are entitled to vote. As of that date, there were 9,128,084 shares of our common stock outstanding and entitled to one vote per share and 2,360,246 shares of our Series A Preferred Stock outstanding and entitled to two votes per share (the number of shares of common stock into which each share of Series A Preferred Stock was convertible as of the record date). Holders of our common stock are entitled to vote on the election of Class I Directors and the amendment to our 2001 Stock Option and Incentive Plan (the "2001 Stock Option Plan") to increase the number of shares of common stock available for issuance thereunder. Holders of Series A Preferred Stock are entitled to vote on the amendment to the 2001 Stock Option Plan. A list of stockholders will be available for inspection for at least ten days prior to the meeting at the principal executive offices of the Company at 51 Sawyer Road, Suite 200, Waltham, MA 02453-3448.

HOW TO VOTE

    You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

    Most stockholders have a choice of voting by using a toll free number, by submitting their vote over the Internet or by completing a proxy card and mailing it in the postage-paid envelope provided. Please refer to your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you.

HOW PROXIES WORK

    Our Board of Directors (the "Board") is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the meeting, or at any adjournment or postponement thereof, in the manner you direct. With respect to the election of directors, you may vote for all, some or none of our director candidates. With respect to the amendment to the 2001 Stock Option Plan, you may vote for or against the proposal or abstain from voting.

    If you sign and return the enclosed proxy card but do not specify how to vote, we will vote your shares in favor of our director candidates and in favor of the amendment to the 2001 Stock Option Plan.

    As of the date hereof, we do not know of any other business that will be presented at the meeting. If other business shall properly come before the meeting, including any proposal submitted by a stockholder which was omitted from this proxy statement in accordance with applicable federal securities laws, the persons named in the proxy will vote your shares according to their best judgment.

SOLICITATION

    In addition to this mailing, our employees may solicit proxies personally, electronically or by telephone. We pay all of the costs of soliciting this proxy. We also reimburse brokers, banks, nominees and other fiduciaries for their expenses in sending these materials to you and getting your voting instructions.

REVOKING A PROXY

    You may revoke your proxy before it is voted by submitting a new proxy with a later date, by voting in person at the meeting, or by notifying the Company's Secretary in writing.

QUORUM

    In order to carry on the business of the meeting, we must have a quorum. Under our bylaws, this means at least a majority of the voting power of all outstanding shares entitled to vote must be represented at the meeting, either by proxy or in person. For purposes of the election of the Class I Directors, a majority of the outstanding shares of common stock entitled to vote shall constitute a quorum. For the purposes of the amendment to the 2001 Stock Option Plan, a majority of the total votes represented by the outstanding shares of common stock entitled to vote and the outstanding shares of Series A Preferred Stock entitled to vote shall constitute a quorum. Proxies marked as abstaining or withheld, limited proxies and proxies containing broker non-votes with respect to any matter to be acted upon by stockholders will be treated as present at the meeting for purposes of determining a quorum, but will not be counted as votes cast on such matter. A "broker non-vote" is a proxy submitted by a broker or other nominee holding shares on behalf of a client in which the broker or other nominee indicates that it does not have discretionary authority to vote such shares on a particular matter.

VOTES REQUIRED

    Each proposal sets forth the vote required for election of directors or approval of the matter, as applicable.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

INTRODUCTION

    Our Board of Directors is currently comprised of eight members. The eight directors are divided into three classes as follows: two Class I Directors (Messrs. Carabillo and Levy), three Class II Directors (Ms. Goldberg and Messrs. Zeien and Zwanziger) and three Class III Directors (Messrs. Khederian, Scott and Townsend). The members of each class serve for a staggered three-year term and, at each annual meeting of stockholders, a class of directors is elected for a three-year term to succeed the directors of the same class whose terms are expiring. The current terms of the Class I Directors, Class II Directors and Class III Directors will expire at the annual meetings of stockholders held following the end of calendar years 2001, 2002 and 2003, respectively.

    At the 2002 annual meeting, the Board proposes the election of the following nominees as Class I Directors:

        ERNEST A. CARABILLO, JR.
        JOHN F. LEVY

    As noted above, each of these nominees is currently serving as a member of the Board. The proxies granted by stockholders will be voted individually at the annual meeting for the election of these two nominees. In the event that Mr. Carabillo or Mr. Levy shall be unable to serve, it is intended that the proxy will be voted for any replacements nominated by the Board. Mr. Carabillo and Mr. Levy have indicated that they will serve on the Board if elected. For information regarding these nominees, see "Information Regarding Nominees, Other Directors and Executive Officers."

VOTE REQUIRED

    The Class I Directors must be elected by a plurality of the common stock votes properly cast at the annual meeting. This means that the two nominees receiving the highest number of FOR votes will be elected as Class I Directors. Votes may be cast FOR or WITHHELD FROM each nominee. Votes that are WITHHELD FROM the nominees will be excluded entirely from the vote and will have no effect. Furthermore, if you hold your shares of common stock in your own name as a holder of record, and you fail to vote your shares, either in person or by proxy, the votes represented by your shares will be excluded entirely from the vote and will have no effect. If, however, your shares are held by a broker, bank or other nominee (i.e., in "street name") and you fail to give instructions as to how you want your shares voted, the broker, bank or other nominee may vote the shares in their own discretion.

RECOMMENDATION

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES LISTED
  ABOVE.

     INFORMATION REGARDING NOMINEES, OTHER DIRECTORS AND EXECUTIVE OFFICERS

    The following biographical descriptions set forth certain information with respect to the two nominees for re-election as Class I Directors, the incumbent directors who are not up for election at this annual meeting and the executive officers and other key employees who are not directors. This information has been furnished by the respective individuals.

NAME                                          AGE                       POSITION
----                                        --------   ------------------------------------------
Ron Zwanziger.............................     48      Chairman of the Board, President and Chief
                                                       Executive Officer
David Scott, Ph.D.........................     45      Director and Chief Scientific Officer
Anthony J. Bernardo.......................     50      Vice President and Chief Operating Officer
                                                       President of Inverness Medical, Inc.
Jerry McAleer, Ph.D.......................     47      Vice President, Research and Development
                                                       Managing Director of Unipath Ltd.
David Toohey..............................     45      Vice President, European Operations
Duane L. James............................     42      Vice President, Finance and Treasurer
John Yonkin...............................     42      Vice President, U.S. Sales & Marketing
Doug Shaffer..............................     44      Vice President, U.S. Operations
Paul T. Hempel............................     53      General Counsel and Secretary
Ernest A. Carabillo, Jr...................     63      Director
Carol R. Goldberg.........................     71      Director
Robert P. Khederian.......................     49      Director
John F. Levy..............................     55      Director
Peter Townsend............................     67      Director
Alfred M. Zeien...........................     72      Director

NOMINEES FOR ELECTION AS CLASS I DIRECTORS--TERM EXPIRING 2005

    ERNEST A. CARABILLO, JR. has served on the Board since May 30, 2001. Prior to our split-off from Inverness Medical Technology, Inc., our former parent ("Inverness Medical Technology"), on November 21, 2001 (the "Split-Off"),
Mr. Carabillo served as a director of Inverness Medical Technology since
May 2000. He is the founder and president of EXPERTech Associates, Inc., which provides regulatory, clinical and quality management consulting services to medical device companies, where he has served as president since 1990. He has also served in management positions at Baxter Healthcare, C.R. Bard and the medical device/pharmaceutical division of Union Carbide. Mr. Carabillo has served as the head of three different divisions of the Food and Drug Administration and Department of Justice and as Associate Director of Regulatory Affairs for the President's Office of Drug Abuse Policy.

    JOHN F. LEVY has served on the Board since May 30, 2001. Prior to the Split-Off, Mr. Levy served as a director of Inverness Medical Technology since August 1996. Since 1993, he has been an independent consultant. Mr. Levy served as president and chief executive officer of Waban, Inc., a warehouse merchandising company, from 1989 to 1993. Mr. Levy is a member of the Board's Audit Committee.

INCUMBENT CLASS II DIRECTORS--TERM EXPIRING 2003

    CAROL R. GOLDBERG has served on the Board since May 30, 2001. Prior to the Split-Off, Ms. Goldberg served as a director of Inverness Medical Technology since August 1992. Since December 1989, she has served as president of The AVCAR Group, Ltd., an investment and management consulting firm in Boston, Massachusetts. Ms. Goldberg is a director and serves on the compensation committee of the board of directors of America Service Group, Inc., a managed healthcare company, The Gillette Company, a consumer products company, and Konover Property Trust, Inc., a real estate investment trust. Ms. Goldberg is a member of the Board's Compensation Committee.

    ALFRED M. ZEIEN has served on the Board since July 31, 2001. From 1991 until his retirement in 1999, Mr. Zeien served as chairman and chief executive officer of The Gillette Company, a consumer products company. Mr. Zeien currently serves on the boards of EMC Corporation, Massachusetts Mutual Life Insurance Company, Raytheon Company, Polaroid Corporation and Bernard Technologies. Mr. Zeien is a member of the Board's Compensation Committee.

    RON ZWANZIGER has served as our Chairman, Chief Executive Officer and President since May 11, 2001. Prior to the Split-Off, Mr. Zwanziger served as chairman, chief executive officer and president of Inverness Medical Technology since its inception in 1992. From 1981 to 1991, he was chairman and chief executive officer of MediSense, a medical device company.

INCUMBENT CLASS III DIRECTORS--TERM EXPIRING 2004

    PETER TOWNSEND has served on the Board since May 30, 2001. Prior to the Split-Off, Mr. Townsend served as a director of Inverness Medical Technology since August 1996. From 1991 to 1995, when he retired, Mr. Townsend served as chief executive officer and a director of Enviromed plc, a medical products company currently known as Theratese plc. Mr. Townsend is a member of the Board's Audit Committee.

    DAVID SCOTT, PH.D., has served on the Board since July 31, 2001 and is our Chief Scientific Officer. Prior to the Split-Off, Dr. Scott served as chairman of Inverness Medical Limited, a subsidiary of Inverness Medical Technology, since July 1999 and served as a managing director of Inverness Medical Limited from July 1995 to July 1999. Dr. Scott served as managing director of Great Alarm Limited, a consulting company, from October 1993 to April 1995. Between October 1984 and September 1993, he held several positions at MediSense UK, most recently as managing director where he was responsible for managing product development, as well as the mass manufacture of one of its principal products, ExacTech.

    ROBERT P. KHEDERIAN has served on the Board since July 31, 2001.
Mr. Khederian is the chairman of Belmont Capital, a venture capital firm he founded in 1996. From 1984 through 1996, he was founder and chairman of Medical Specialties Group, Inc., a nationwide distributor of medical products which was acquired by Bain Capital. Since 1998, Mr. Khederian has served as the managing partner of Provident Capital Partners and First Healthcare Partners, both of which are investment banking firms based in Boston, Massachusetts.
Mr. Khederian is also a director of Cambridge Heart, Inc. Mr. Khederian is a member of the Board's Audit Committee.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

    ANTHONY J. BERNARDO has served as a Vice President since the Split-Off and on February 19, 2002 was appointed our Vice President & Chief Operating Officer. He has also served as President and Chief Operating Officer of Inverness Medical, Inc., our primary U.S. Operating subsidiary, since the Split-Off. Prior to the Split-Off, Mr. Bernardo served as vice president of new business development of Inverness Medical Technology since April 2000. Prior to
April 2000, Mr. Bernardo served as vice president and senior director of operations for a division of Polaroid Corporation from April 1997. From 1991 to 1997, he held several executive management positions with Dade
International Inc., most recently as vice president of site operations for the Paramax Chemistry unit where he was responsible for the integration of the in-vitro diagnostics business unit acquired from DuPont.

    JERRY MCALEER, PH.D., has served as our Vice President, Research and Development since the Split-Off. Prior to the Split-Off, Dr. McAleer served as vice president of research and development of

Inverness Medical Technology and Inverness Medical Limited, one of its subsidiaries, since 1999. From 1995 to 1999, Dr. McAleer served as director of development of Inverness Medical Limited and headed the development of Inverness Medical Technology's electrochemical glucose strips. Prior to joining Inverness Medical Technology, Dr. McAleer held senior research and development positions at MediSense from 1985 to 1993 and more recently, at Ecossensors, Inc., an environmental research company, where he was responsible for the development of electrochemically based assay systems.

    DAVID TOOHEY was appointed Vice President, European Operations on
February 19, 2002 and had served as our Vice President, New Products since the Split-Off. He was also appointed Managing Director of Unipath Ltd. when we acquired the Unipath businesses on December 20, 2001. Prior to the Split-Off, Mr. Toohey was employed by Inverness Medical Technology as its vice president, new products since May 2001. Prior to joining Inverness Medical Technology, Mr. Toohey served as vice president of operations at Boston Scientific Corporation's Galway, Ireland facility, Boston Scientific's largest and most complex manufacturing facility with 2,500 employees. Between 1995 and 2001 he oversaw the growth of that facility from a 100 person start-up initially as general manager, later as managing director and finally as vice president of operations. Prior to that time he held various executive positions at Bausch & Lomb, Inc., Digital Equipment Corp. and Mars, Inc.

    DUANE L. JAMES has served as our Vice President, Finance since the Split-Off and as our Treasurer since the Company's inception. Prior to the Split-Off, Mr. James served as vice president, finance and treasurer of Inverness Medical Technology since October 2000. Prior to October 2000, Mr. James served as Inverness Medical Technology's chief accounting officer since August 1998 and as its corporate controller from February 1996 until August 1998. From June 1991 to February 1996, he held positions at Aquila Biopharmaceuticals, Inc. ranging from accounting manager to corporate controller.

    JOHN YONKIN has served as our Vice President, U.S. Sales & Marketing since the Split-Off. Prior to the Split-Off, Mr. Yonkin served as Inverness Medical Technology's vice president of U.S. sales since October 1998 and general manager since January 2000. He also served as manager of product development for Inverness Medical Technology from October 1997 until October 1998. From
January 1995 to September 1997, Mr. Yonkin was director of national accounts for Genzyme Genetics, a subsidiary of Genzyme, Inc., a leader in Genetic testing services for hospitals, physicians and managed healthcare companies. Previously, he worked for MediSense, a medical device company, in a number of marketing and sales capacities.

    DOUGLAS SHAFFER has served as our Vice President, U.S. Operations since the Split-Off. Prior to the Split-Off, Mr. Schaffer served as vice president, U.S. operations of Inverness Medical Technology since January 2001. Prior to
January 2001, he served as Inverness Medical Technology's controller, U.S. operations since December 1996. Before joining Inverness Medical Technology, Mr. Shaffer served as a division controller for several different divisions of MKS Instruments, Inc., a leading producer of gas management instrumentation.

    PAUL T. HEMPEL has served as General Counsel and Secretary since the inception of the Company. Prior to the Split-Off, Mr. Hempel served as general counsel and assistant secretary of Inverness Medical Technology since
October 1, 2000. He was a founding stockholder and managing director of Erickson Schaffer Peterson Hempel & Israel PC from 1996 to 2000. Prior to 1996,
Mr. Hempel was a partner and managed the business practice at Bowditch & Dewey LLP.

                         BOARD COMMITTEES AND MEETINGS

    The Board has a Compensation Committee and an Audit Committee. The Compensation Committee, consisting of Ms. Goldberg and Mr. Zeien, makes recommendations concerning salaries and incentive compensation for our employees and consultants, establishes and approves salaries and incentive compensation for certain senior officers and employees, and administers the 2001 Stock Option Plan. The Audit Committee, consisting of Mr. Levy, Mr. Townsend and
Mr. Khederian, among other things, reviews the results and scope of the financial audit and other services provided by the Company's independent public accountants. Each of the members of the Audit Committee are "independent" as defined in Section 121(A) of the American Stock Exchange's listing standards.

    The Board held 12 meetings during the last fiscal year. The Compensation Committee held 2 meetings and the Audit Committee held 1 meeting during the last fiscal year. The Audit Committee's written charter, which was adopted on September 11, 2002, states that the committee will generally meet four times per year and the Audit Committee intends to do so during future years. The Board does not have a nominating committee or a committee serving a similar function.

                                   PROPOSAL 2
                     APPROVAL OF INCREASE IN OPTION SHARES

INTRODUCTION

    The Board has adopted and is seeking stockholder approval of an amendment to the 2001 Stock Option Plan to increase the number of shares of common stock that are available to be issued through grants or awards made thereunder or through the exercise of options granted thereunder from 3,824,081 shares to 4,824,081 shares. Of the shares originally made available for issuance under the 2001 Stock Option Plan, the Board approved compensation packages, including restricted stock and stock option grants totaling 2,336,382 shares, for three key executives, Ron Zwanziger, David Scott, Ph.D. and Jerry McAleer, Ph.D., on August 10, 2002. (For further discussion of these compensation packages as well as certain other grants made to the named executive officers see the "Compensation Committee Report on Executive Compensation" beginning on page 20). In addition, in order to retain and properly incentivize other executives and employees in light of the Split-Off, the Compensation Committee approved grants of stock options to purchase up to 507,000 shares of common stock during November and December 2001. During the first quarter of 2002, the Compensation Committee also approved grants of stock options to acquire 478,000 shares of common stock to employees of our two recent acquisitions: the Unipath business and IVC Industries, Inc. As a result of these and other grants to employees and directors, of the 3,824,081 shares of common stock authorized for grant under the 2001 Stock Option Plan, only 220,199 shares remain available for issuance. While some additional shares may become available under the 2001 Stock Option Plan through employee terminations, this number is expected to be inconsequential. The Board is therefore proposing that the stockholders approve the increase in shares of common stock available under the 2001 Stock Option Plan from 3,824,081 to 4,824,081.

    The increase of 1,000,000 shares of common stock available for grant under the 2001 Stock Option Plan will result in additional potential dilution of our outstanding stock. Based solely on the closing price of our common stock as reported on AMEX on April 15, 2002 of $25.25 per share, the maximum aggregate market value of the additional 1,000,000 shares of common stock to be reserved for issuance under the 2001 Stock Option Plan would be $25,250,000.

    The Board recommends this action in order to continue to provide a source of stock to attract and retain talented personnel. The Board believes that stock options promote growth and provide a meaningful incentive to employees of successful companies. Additionally, the Compensation Committee has recently adopted an amendment to our Executive Bonus Plan which may require us to grant up to an additional 712,600 options over the next 5 years.This amendment replaces the performance-based cash bonuses that were payable to certain executives upon the achievement of certain stock performance goals under the Executive Bonus Plan with stock options that are to be granted to these executives upon the achievement of the stock performance goals. The amendment replaces the potential payment of $21.65 million in cash bonuses with the potential award of options to purchase up to 712,600 shares of common stock. The Compensation Committee believes that this amendment is in the best interests of the Company as it will provide comparable performance incentives while avoiding the negative impact on earnings per share that would result from payment of the performance-based cash bonuses.

SUMMARY OF THE 2001 STOCK OPTION PLAN

    ADMINISTRATION. The 2001 Stock Option Plan provides for administration by the Board or by a committee of not fewer than two independent directors, referred to as the "administrator," as appointed by the Board from time to time. The Compensation Committee is currently serving as the administrator of the 2001 Stock Option Plan.

    The administrator has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2001 Stock Option Plan. The administrator may permit common stock, and other amounts payable pursuant to an award, to be deferred. In such instances, the administrator may permit interest, dividends or deemed dividends to be credited to the amount of deferrals.

    ELIGIBILITY AND LIMITATIONS ON GRANTS. All of our officers, employees, directors, consultants and other key persons are eligible to participate in the 2001 Stock Option Plan, subject to the discretion of the administrator. In no event may any one participant receive options to purchase more than 1,529,632 shares of common stock, subject to adjustment for stock splits and similar events, during any one calendar year.

    STOCK OPTIONS. Options granted under the 2001 Stock Option Plan may be either incentive stock options, referred to as "incentive options," within the definition of Section 422 of the Internal Revenue Code, or non-qualified stock options, referred to as "non-qualified options." Options granted under the 2001 Stock Option Plan will be non-qualified options if they fail to meet the Internal Revenue Code definition of incentive options, are granted to a person not eligible to receive incentive options under the Internal Revenue Code, or otherwise so provide. Incentive options may be granted only to officers or other employees of the Company or its subsidiaries. Non-qualified options may be granted to persons eligible to receive incentive options and to non-employee directors and other key persons.

    OTHER OPTION TERMS. The administrator has authority to determine the terms of options granted under the 2001 Stock Option Plan. Generally, options are granted with an exercise price that is not less than the fair market value of the shares of common stock on the date of the option grant.

    The life of each option will be fixed by the administrator and may not exceed ten years from date of grant. The administrator will determine at what time or times each option may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the administrator. In general, unless otherwise permitted by the administrator, no option granted under the 2001 Stock Option Plan is transferable by the optionee other than by will or by the laws of descent and distribution, and options may be exercised during the optionee's lifetime only by the optionee, or by the optionee's legal representative or guardian in the case of the optionee's incapacity.

    Options granted under the 2001 Stock Option Plan may be exercised for cash or by the transfer to us of shares of common stock which are not then subject to restrictions under the 2001 Stock Option Plan or any other stock plan that we maintain, which have been held by the optionee for at least six months or were purchased on the open market, and which have a fair market value equivalent to the option exercise price of the shares being purchased. Such options may also be exercised by compliance with certain provisions pursuant to which a securities broker delivers the purchase price for the shares to us.

    At the discretion of the administrator, stock options granted under the 2001 Stock Option Plan may include a "reload" feature pursuant to which an optionee exercising an option by the delivery of shares of common stock would automatically be granted an additional stock option to purchase that number of shares of common stock equal to the number delivered to exercise the original stock option. This additional stock option would have an exercise price equal to the fair market value of the common stock on the date the additional stock option is granted. The purpose of this reload feature is to enable participants to maintain any equity interest in us without causing dilution.

    To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options which first become exercisable in any one calendar year, and a shorter term and higher minimum exercise price in the case of certain large stockholders.

    RESTRICTED STOCK AWARDS. The administrator may grant or sell shares of common stock to any participant subject to such conditions and restrictions as the administrator may determine. The shares may be sold at par value or for a higher purchase price determined by the administrator. These conditions and restrictions may include the achievement of pre-established performance goals and/or continued employment with us through a specified vesting period. The vesting period shall be determined by the administrator but shall be at least one year for attainment of pre-established performance goals or at least three years for other conditions and restrictions. If the applicable performance goals and other restrictions are not attained, the participant will forfeit his or her award of restricted stock.

    UNRESTRICTED STOCK AWARDS. The administrator may also grant shares of common stock which are free from any restrictions under the 2001 Stock Option Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration, and may be issued in lieu of cash compensation due to such participant.

    DEFERRED STOCK AWARDS. The administrator may also award phantom stock units as deferred stock awards to participants. The deferred stock awards are ultimately payable in the form of shares of common stock and may be subject to such conditions and restrictions as the administrator may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with us through a specified vesting period. During the deferral period, subject to terms and conditions imposed by the administrator, the deferred stock awards may be credited with dividend equivalent rights. Subject to the consent of the administrator, a participant may make an advance election to receive a portion of his compensation or restricted stock award otherwise due in the form of a deferred stock award.

    PERFORMANCE SHARE AWARDS. The administrator may grant performance share awards to any participant which entitle the recipient to receive shares of common stock upon the achievement of individual or company performance goals and such other conditions as the administrator shall determine.

    DIVIDEND EQUIVALENT RIGHTS. The administrator may grant dividend equivalent rights, which entitle the recipient to receive credits for dividends that would be paid if the grantee had held specified shares of common stock. Dividend equivalent rights may be granted as a component of another award or as a freestanding award.

    CHANGE OF CONTROL PROVISIONS. The 2001 Stock Option Plan provides that in the event of a "change of control" as defined in the 2001 Stock Option Plan, all stock options will automatically become fully exercisable and the restrictions and conditions on all other awards will automatically be deemed waived.

    ADJUSTMENTS FOR STOCK DIVIDENDS, MERGERS, ETC. The 2001 Stock Option Plan authorizes the administrator to make appropriate adjustments to the number of shares of common stock that are subject to the 2001 Stock Option Plan and to any outstanding stock options to reflect stock dividends, stock splits and similar events. In the event of certain transactions, such as a merger, consolidation, dissolution or liquidation of the Company, the 2001 Stock Option Plan and all awards will terminate unless the parties to the transaction, in their discretion, provide for appropriate substitutions or adjustments of outstanding stock options or awards. Before any outstanding stock options and awards terminate, the option holder will have an opportunity to exercise all outstanding options, and holders of other awards will receive a cash or in kind payment of such appropriate consideration as determined by the administrator in its sole discretion after taking into account the consideration payable per share of common stock pursuant to the business combination.

    REPRICING AWARDS. The exercise price of an award may be reduced only upon a finding by the administrator that the value of such award has been jeopardized by extreme circumstances beyond the control of management, and, in such a case, not more than 10% of the shares authorized for grant under the 2001 Stock Option Plan may be repriced.

    AMENDMENTS AND TERMINATION. The Board may at any time amend or discontinue the 2001 Stock Option Plan and the administrator may at any time amend or cancel any outstanding award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect the rights under any outstanding awards without the holder's consent. To the extent required by the Internal Revenue Code to ensure that options granted under the 2001 Stock Option Plan qualify as incentive options or that compensation earned under the options granted under the 2001 Stock Option Plan qualifies as performance-based compensation under the Internal Revenue Code, plan amendments shall be subject to approval by our stockholders.

GRANTS OF OPTIONS

    No grants have been made with respect to the additional 1,000,000 shares of common stock proposed to be available for issuance under the stock option plan. We could be required to grant options to purchase up to 712,600 of these additional shares under our Executive Bonus Plan, as amended; however, as the issuance of such options is dependent upon the achievement of certain stock performance goals, the actual number of shares of common stock that will be granted, or subject to options granted, to the executive officers who participate in this plan cannot be determined at this time. Similarly, as grants under the 2001 Stock Option Plan are generally made at the discretion of the administrator, the number of shares of common stock that may ultimately be granted, or subject to options granted, to executive officers, directors and other employees under the 2001 Stock Option Plan cannot be determined at this time.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

    The following discussion describes the material federal income tax consequences of transactions under the 2001 Stock Option Plan. It does not describe all federal tax consequences under the 2001 Stock Option Plan, nor does it describe state or local tax consequences.

    INCENTIVE OPTIONS. No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and we will not have a deduction for federal corporate income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

    If shares of common stock acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above, a "disqualifying disposition," generally the optionee will realize ordinary income in the year of disposition in an amount equal to the excess, if any, of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the option price thereof, and we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive option is paid by tendering shares of common stock.

    If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment, or one year in the case of termination of employment by reason of disability. In the case of termination of employment by reason of death, the three-month rule does not apply.

    NON-QUALIFIED OPTIONS. With respect to non-qualified options under the 2001 Stock Option Plan, no income is realized by the optionee at the time the option is granted. Generally,

    - at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of common stock on the date of exercise, and we receive a tax deduction for the same amount, and

    - at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held.

    Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of common stock.

    PARACHUTE PAYMENTS. The vesting or exercisability of any portion of any option or other award that is accelerated due to the occurrence of a change of control may cause a portion of the payments with respect to such accelerated awards to be treated as "parachute payments" as defined in the Internal Revenue Code. Any such parachute payments may be non-deductible to us, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment in addition to other taxes ordinarily payable.

    LIMITATION ON OUR DEDUCTIONS. As a result of Section 162(m) of the Internal Revenue Code, our deduction for certain awards under the stock option plan may be limited to the extent that a covered employee receives compensation in excess of $1,000,000 in such taxable year, other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Internal Revenue Code.

VOTE REQUIRED

    The approval of the proposal to amend the 2001 Stock Option Plan to increase the number of shares of common stock available for issuance thereunder requires the affirmative vote of a majority of the votes properly cast on the proposal. With respect to this proposal, shares of common stock (representing one vote per share) and shares of Series A Preferred Stock (representing two votes per share) will be voted together as a single class. In accordance with Delaware law and our bylaws, abstentions and broker non-votes will not be counted as votes cast on this matter and, accordingly, will have no effect.

RECOMMENDATION

    THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE 2001 STOCK OPTION PLAN INCREASING THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE THEREUNDER.

                             PRINCIPAL STOCKHOLDERS

    The following table furnishes information as to shares of our common stock and Series A Preferred Stock beneficially owned by:

    - each person or entity known by us to beneficially own more than five percent of either our common stock or the Series A Preferred Stock;

    - each of our directors;

    - each of our "named executive officers" (as defined in "Compensation of Directors and Executive Officers--Executive Compensation" on page 16); and

    - all of our directors and executive officers as a group.

    Unless otherwise stated, beneficial ownership is calculated as of March 31, 2002. For the purpose of this table, a person, group or entity is deemed to have "beneficial ownership" of any shares that such person, group or entity has the right to acquire within 60 days after such date through the exercise of options or warrants or the conversion of convertible securities.

                                                        COMMON STOCK          SERIES A PREFERRED STOCK(1)
                                                 --------------------------   ---------------------------
                                                  AMOUNT AND                   AMOUNT AND
                                                  NATURE OF                     NATURE OF
                                                  BENEFICIAL                   BENEFICIAL
NAME AND ADDRESS OF BENEFICIAL OWNER (2)         OWNERSHIP(3)   PERCENT (4)   OWNERSHIP(3)    PERCENT (4)
----------------------------------------         ------------   -----------   -------------   -----------
Deutsche Bank AG (5)...........................      705,600        7.73%             --            --
Zwanziger Family Ventures, LLC(6)..............    1,686,283       16.00%        500,000         21.18%
Orit Goldstein(7)..............................      909,832        9.29%        333,333         14.12%
Leroy Schecter(8)..............................      479,336        5.07%        166,667          7.06%
Cooper Hill Partners(9)........................      333,334        3.52%        166,667          7.06%
Goldman, Sachs & Co.(10).......................      333,332        3.52%        166,666          7.06%
Galleon Group(11)..............................      589,678        6.28%        128,172          5.43%
Oxford Bioscience Partners(12).................      384,600        4.04%        192,300          8.15%
Perry Capital(13)..............................      662,949        6.83%        292,613         12.40%
Ron Zwanziger(14)..............................    3,226,609       30.33%        500,000         21.18%
David Scott, Ph.D.(15).........................      573,516        6.17%             --            --
Kenneth D. Legg, Ph.D.(16).....................       96,212        1.05%             --            --
Jerry McAleer, Ph.D.(17).......................      420,319        4.52%             --            --
David Toohey(18)...............................       10,000           *              --            --
Ernest A. Carabillo, Jr.(19)...................       25,549           *          10,000             *
Carol R. Goldberg(20)..........................       81,905           *          16,666             *
Robert P. Khederian(21)........................      210,000        2.25%        100,000          4.24%
John F. Levy(22)...............................      109,693        1.20%             --            --
Peter Townsend.................................       10,285           *              --            --
Alfred M. Zeien................................           --          --              --            --
All current executive officers and directors
  (15 persons)(23).............................    4,719,057       41.75%        626,666         26.55%

------------------------

*   Represents less than 1%

(1) Each share of Series A Preferred Stock is currently convertible into two shares of common stock.

(2) The address of each director or executive officer (and any related persons or entities) is c/o the Company at its principal office.

(3) Unless otherwise indicated, the stockholders identified in this table have sole voting and investment power with respect to the shares beneficially owned by them.

(4) The number of shares outstanding used in calculating the percentage for each person, group or entity listed includes the number of shares underlying options, warrants and convertible securities held by such person or group that were exercisable or convertible within 60 days from March 31, 2002, but excludes shares of stock underlying options, warrants or convertible securities held by any other person.

(5) The address of Deutsche Bank AG is Taunusanlage 12, D-60325, Frankfort am Main, Federal Republic of Germany. The information for Deutsche Bank AG contained herein is based upon information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 1, 2002.

(6) Consists of 273,689 shares of common stock, 412,594 shares of common stock underlying warrants exercisable within 60 days from March 31, 2002, and 500,000 shares of Series A Preferred Stock which are currently convertible into 1,000,000 shares of common stock, all of which are owned by Zwanziger Family Ventures, LLC ("Zwanziger Family Ventures"). Ron Zwanziger, our Chairman, Chief Executive Officer and President, and Janet M. Zwanziger, his spouse, are the managers of Zwanziger Family Ventures and each have shared voting and investment power over these securities.

(7) Orit Goldstein is the sister of Ron Zwanziger, our Chairman, Chief Executive Officer and President. Of the shares of common stock attributed to her, Ms. Goldstein disclaims beneficial ownership of (i) 4,894 shares owned by her husband, (ii) 900 shares held in her husband's IRA, and (iii) 100,230 shares owned by the Zwanziger Family Trust, of which Ms. Goldstein is a trustee.

(8) Consists of 146,002 shares of common stock and 166,667 shares of Series A Preferred Stock which are currently convertible into 333,334 shares of common stock. The address of Leroy Schecter is 55 Passaic Ave., Kearny, NJ 07032.

(9) Consists of 166,667 shares of Series A Preferred Stock which are currently convertible into 333,334 shares of common stock held in the name of several private investment funds controlled by Cooper Hill Partners, LLC and Cooper Hill Partners, L.P., two institutional investment managers under the common control of Jeffrey Casdin and Casdin Capital, LLC. The address of Cooper Hill Partners is 230 Park Avenue, 20th Floor, New York, NY 10169.

(10) Consists of 166,666 shares of Series A Preferred Stock which are currently convertible into 333,332 shares of common stock held in the name of several private investment funds managed by Goldman, Sachs & Co.'s Private Equity Group. The address of Goldman, Sachs & Co. is 32 Old Slip, 21stFloor, New York, NY 10005.

(11) Consists of 333,334 shares of common stock and 128,172 shares of Series A Preferred Stock which are currently convertible into 256,344 shares of common stock held in the name of two private investment funds managed by The Galleon Group. The address of The Galleon Group is 135 East 57th Street, 16th Floor, New York, NY 10022.

(12) Consists of 192,300 shares of Series A Preferred Stock which are currently convertible into 384,600 shares of common stock held in the name of two private investment funds managed by Oxford Bioscience Partners. The address of Oxford Bioscience Partners is 31 St. James Avenue, #905, Boston, MA 02116.

(13) Consists of 77,723 shares of common stock and 292,613 shares of Series A Preferred Stock which are currently convertible into 585,226 shares of common stock held in the name of several private investment funds managed by Perry Capital. The address of Perry Capital is 599 Lexington Avenue, 36thFloor, New York, NY 10022.

(14) Consists of 1,714,530 shares of common stock, 512,079 shares of common stock underlying options and warrants exercisable within 60 days from March 31, 2002, and 500,000 shares of Series A Preferred Stock which are currently convertible into 1,000,000 shares of common stock. Of the shares attributed to Mr. Zwanziger, 273,689 shares of common stock, 412,594 shares of common stock underlying warrants exercisable within 60 days from March 31, 2002 and all of the shares of Series A Preferred Stock are owned by Zwanziger Family Ventures, a limited liability company managed by Mr. Zwanziger and his spouse. Of the other shares attributed to him, Mr. Zwanziger disclaims beneficial ownership of (i) 2,600 shares owned by his wife, Janet Zwanziger and (ii) 7,600 shares owned by the Zwanziger Goldstein Foundation, a charitable foundation where Mr. Zwanziger and his spouse, along with three others, serve as directors.

(15) Consists of 411,554 shares of common stock and 161,962 shares of common stock underlying options or warrants exercisable within 60 days from March 31, 2002.

(16) Consists of 52,712 shares of common stock and 43,500 shares of common stock underlying options or warrants exercisable within 60 days from March 31, 2002. Dr. Legg disclaims beneficial ownership of 1,079 shares of common stock owned by his son and 3,960 shares held in trust for the benefit of his son. Dr. Legg retired on February 15, 2001.

(17) Consists of 250,059 shares of common stock and 170,260 shares of common stock underlying options or warrants exercisable within 60 days from March 31, 2002.

(18) Consists of common stock underlying options exercisable within 60 days from March 31, 2002.

(19) Consists of 5,549 shares of common stock and 10,000 shares of Series A Preferred Stock which are currently convertible into 20,000 shares of common stock.

(20) Consists of 21,413 shares of common stock, 27,160 shares of common stock underlying options or warrants exercisable within 60 days from March 31, 2002, and 16,666 shares of Series A Preferred Stock which are currently convertible into 33,332 shares of common stock. Ms. Goldberg disclaims beneficial ownership of 8,333 shares of Series A Preferred Stock owned by the Avram J. Goldberg and Carol R. Goldberg Charitable Remainder Unitrust.

(21) Consists of 10,000 shares of common stock and 100,000 shares of Series A Preferred Stock which are currently convertible into 200,000 shares of common stock.

(22) Consists of 100,977 shares of common stock and 8,716 shares of common stock underlying options or warrants exercisable within 60 days from March 31, 2002. Mr. Levy disclaims beneficial ownership of warrants to purchase 1,007 shares of common stock owned by a charitable remainder unitrust.

(23) Includes 923,756 shares of common stock underlying options or warrants exercisable within 60 days from March 31, 2002 and 626,666 shares of Series A Preferred Stock which are currently convertible into 1,253,332 shares of common stock.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

DIRECTOR COMPENSATION

    Our directors currently receive no additional cash compensation for their services as directors, although they are reimbursed for expenses incurred in connection with their attendance at board and committee meetings. In addition, options and other awards may be granted to directors in the sole discretion of the administrator of the 2001 Stock Option Plan.

    On November 23, 2001, each non-employee director, namely Ernest A. Carabillo, Jr., Carol R. Goldberg, Robert P. Khederian, John F. Levy, Peter Townsend and Alfred M. Zeien, was awarded an option to purchase 25,000 shares of common stock at an exercise price of $18.73 per share. These options will vest in three equal, annual installments beginning on the first anniversary of the date of grant.

EXECUTIVE COMPENSATION

    Set forth below is information regarding the compensation for fiscal year 2001 of the Chief Executive Officer and the four other most highly compensated executive officers whose total annual salary and bonus would have exceeded $100,000 during fiscal 2001 had it been a complete fiscal year, collectively referred to as the "named executive officers." The information set forth below includes only compensation paid or accrued by us and does not include any compensation paid or accrued by Inverness Medical Technology prior to the Split-Off. Please note that all information in this section regarding stock purchases or stock option grants that occurred prior to the Split-Off have been adjusted to reflect the stock split that occurred immediately prior to the Split-Off.

    SUMMARY COMPENSATION TABLE. The following summary compensation table contains information regarding the named executive officers' compensation from us for the last fiscal year. We were not a reporting company prior to the Split-Off.

                           SUMMARY COMPENSATION TABLE

                                                  ANNUAL COMPENSATION       LONG-TERM COMPENSATION
                                                 ----------------------   --------------------------
                                                                           RESTRICTED    SECURITIES
                                                                          STOCK AWARDS   UNDERLYING     ALL OTHER
NAME AND PRINCIPAL POSITION             YEAR      SALARY        BONUS         ($)        OPTIONS (#)   COMPENSATION
---------------------------           --------   --------      --------   ------------   -----------   ------------
Ron Zwanziger.......................    2001     $53,846       $225,000      $ 0 (1)       115,000(2)         --
  Chairman, Chief Executive Officer
  and President
David Scott, Ph.D...................    2001     $23,033(3)    $ 55,000          --        599,072(4)         --
  Chief Scientific Officer
Jerry McAleer, Ph.D.................    2001     $20,028(3)    $ 50,000          --        569,119(5)         --
  Vice President, R&D
David Toohey........................    2001     $26,361(6)          --          --         75,000
  Vice President, European
  Operations
Kenneth D. Legg, Ph.D.(7)...........    2001     $31,710             --          --         75,000(8)         --
  FORMER Executive Vice President

------------------------

(1) On August 15, 2001, Mr. Zwanziger purchased 1,168,191 shares of restricted stock from us for an aggregate purchase price of $10,665,583.84, or approximately $9.13 per share. The amount shown represents the dollar value of 1,168,191 shares of common stock on the date of grant ($10,665,583.84), as determined by the Board, net of the aggregate consideration paid by Mr. Zwanziger for such shares ($10,665,583.84) for a total of approximately $0. Mr. Zwanziger purchased these shares for aggregate consideration consisting of cash in their par value, $0.16, and a promissory note in the principal amount of $10,665,583.68, as described in "Certain Relationships and Related Transactions." Two-thirds of these shares of restricted stock, or 778,794 shares, vest in 36 equal monthly installments beginning on November 30, 2001. Vesting on these 778,794 shares will also accelerate in the event of death, disability or actual or constructive termination without cause. One-third of these shares of restricted stock, or 389,397 shares, vest in 48 equal monthly installments beginning on November 30, 2001. Any non-vested shares forfeited by Mr. Zwanziger will be subject to repurchase by us at fair market value on the date of repurchase. For purposes of dividends, the restricted stock will be treated as if it was unrestricted common stock. As of December 31, 2001, the value of these shares of restricted stock was $10,420,263.71 calculated by subtracting the aggregate consideration paid by Mr. Zwanziger for such shares ($10,665,583.84) from the value of such shares based on the closing price of the common stock on the American Stock Exchange on December 31, 2001 ($21,085,847.55).

(2) Mr. Zwanziger voluntarily waived his rights to purchase 50,000 shares of common stock under this option in consideration of an agreement to amend the terms of his restricted stock (discussed in footnote 1 above) to require us to repurchase the stock at fair market value rather than at cost in the event Mr. Zwanziger forfeits any non-vested shares in the future.

(3) Salary paid in British pounds and reported in U.S. dollars using the average exchange rate for December 2001.

(4) Includes an option to purchase up to 399,381 shares of restricted stock from us at a purchase price of $6.20 per share which was to expire on January 31, 2002. That option was exercised on December 3, 2001 for 399,381 shares of restricted stock. These shares of restricted stock vest in 36 equal monthly installments beginning on December 31, 2001. Vesting on these shares will also accelerate in the event of death, disability or actual or constructive termination without cause. Upon termination of employment, any non-vested shares will be subject to repurchase by us at their then fair market value. For purposes of dividends, the restricted stock will be treated as if it was unrestricted common stock. As of December 31, 2001, the value of these shares of restricted stock was $4,732,664.85 calculated by subtracting the consideration paid by Dr. Scott for such shares ($2,476,162.20) from the value of such shares based on the closing price of the common stock on the American Stock Exchange on December 31, 2001 ($7,208,827.05).

(5) Includes an option to purchase up to 370,413 shares of restricted stock from us at a purchase price of $6.20 per share which was to expire on January 31, 2002. That option was exercised on December 3, 2001 for 250,000 shares of restricted stock. These shares of restricted stock vest in 36 equal monthly installments beginning on December 31, 2001. Vesting on these shares will also accelerate in the event of death, disability or actual or constructive termination without cause. Upon termination of employment, any non-vested shares will be subject to repurchase by us at their then fair market value. For purposes of dividends, the restricted stock will be treated as if it was unrestricted common stock. As of December 31, 2001, the value of these shares of restricted stock was $2,962,500 calculated by subtracting the consideration paid by Dr. McAleer for such shares ($1,550,000) from the value of such shares based on the closing price of the common stock on the American Stock Exchange on December 31, 2001 ($4,512,500). Pursuant to the terms of the original option, upon exercise of that option Dr. McAleer received a new option for 120,413 shares of unrestricted common stock (representing the number of unpurchased shares underlying the original option) with an exercise price of $16.76 per share.

(6) Salary paid in Euros and reported in U.S. dollars using the average exchange rate for December 2001.

(7) Dr. Legg retired on February 15, 2002.

(8) These options terminated upon Dr. Legg's retirement.

    OPTION GRANTS. The following table sets forth certain information concerning grants of stock options made to the named executive officers by us during the last fiscal year:

                   OPTION/SAR GRANTS IN LAST FISCAL YEAR (1)

                                                                                             POTENTIAL REALIZABLE VALUE AT
                                                                                                 ASSUMED ANNUAL RATE OF
                             NUMBER OF        PERCENT OF TOTAL                                STOCK PRICE APPRECIATION FOR
                             SECURITIES       OPTIONS GRANTED    EXERCISE                             OPTION TERM
                         UNDERLYING OPTIONS   TO EMPLOYEES IN    PRICE PER   EXPIRATION      ------------------------------
NAME                          GRANTED           FISCAL YEAR        SHARE      DATE (2)            5%               10%
----                     ------------------   ----------------   ---------   ----------      ------------      ------------
Ron Zwanziger..........        115,000(3)             5.9%        $17.15      12/19/11        $1,240,337        $3,143,259
David Scott, Ph.D......        399,381(4)            20.5%        $ 6.20       1/31/02(4)     $1,557,245        $3,946,365
                               199,691(5)           10.24%        $15.47      12/02/11        $1,942,794        $4,923,421
Jerry McAleer, Ph.D....        379,413(6)           19.46%        $ 6.20       1/31/02(6)     $1,479,387        $3,749,057
                               189,706(5)            9.73%        $15.47      12/02/11        $1,845,650        $4,677,239
David Toohey...........         75,000(7)            3.85%        $15.47      12/02/11        $  729,685        $1,849,140
Kenneth D. Legg,                75,000(8)            3.85%        $15.47       2/15/02(8)     $  729,685(8)     $1,849,140(8)
  Ph.D.................

------------------------

(1) In connection with the Split-Off, each previously granted option to purchase common stock of Inverness Medical Technology partially converted into an option to purchase shares of our common stock (at a conversion ratio of 0.2 shares of our common stock per share of common stock of Inverness Medical Technology underlying the original options). This table does not include specific information about any such options that were received by the named executive officers in connection with the Split-Off.

(2) The exercisability of these options is accelerated upon the occurrence of a change of control (as defined in the 2001 Stock Option Plan).

(3) This option was granted to Mr. Zwanziger on December 20, 2001 in consideration for Mr. Zwanziger's execution of a Lock Up Agreement as described in "Certain Relationships and Related Transactions." This option is immediately exercisable in full. On March 1, 2002, Mr. Zwanziger voluntarily waived his rights to purchase 50,000 shares of common stock under this stock option in consideration of an agreement by us to amend the terms by which we can repurchase certain shares of restricted stock in the event that Mr. Zwanziger ceases to be employed by us.

(4) This option was for shares of restricted stock and was exercised on December 3, 2001 for 399,381 shares of restricted stock. In connection with the exercise of this option, Dr. Scott delivered a promissory note to us. The material terms of the promissory note are described in "Certain Relationships and Related Transactions." The shares of restricted stock vest in 36 equal monthly installments beginning on December 31, 2001. Vesting on these shares will also accelerate in the event of death, disability or actual or constructive termination without cause. Upon termination of employment, any non-vested shares will be subject to repurchase by us at their then fair market value.

(5) This option is exercisable in 48 equal monthly installments beginning on December 30, 2001. The exercise price of this option may be paid using the proceeds of a five-year promissory note with terms similar to those referenced in footnote 4 above.

(6) This option was for shares of restricted stock and was exercised on December 3, 2001 for 250,000 shares of restricted stock. In connection with the exercise of this option, Dr. McAleer delivered a promissory note to us. The material terms of the promissory note are described in "Certain Relationships and Related Transactions." The shares of restricted stock vest in 36 equal monthly installments beginning on December 31, 2001. Vesting on these shares will also accelerate in the event of death, disability or actual or constructive termination without cause. Upon termination of employment, any non-vested shares will be subject to repurchase by us at their then fair market value. Pursuant to the terms of the option, upon exercise Dr. McAleer received a new option for 120,413 shares of unrestricted common stock (representing the number of unpurchased shares underlying the original option). The new option has a ten-year term, will become exercisable in 36 equal monthly installments beginning January 3, 2002 and has a per share exercise price equal to $16.76. Exercisability of the new option will accelerate in the event of death, disability or actual or constructive termination without cause. The exercise price of the new option may be paid using the proceeds of a five-year promissory note which will have terms similar to those of the promissory note delivered in connection with the exercise of the original option.

(7) This option vests in four equal, annual installments beginning on November 30, 2002.

(8) This option, which was scheduled to vest in four, equal annual installments, terminated in its entirety upon Dr. Legg's retirement on February 15, 2002.

    YEAR END OPTION VALUES. The following table sets forth certain information concerning exercises of stock options during fiscal year 2001 by each of the named executive officers and the number and value of unexercised options held by each of the named executive officers on December 31, 2001:

                      AGGREGATED OPTION EXERCISES IN LAST
                 FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                               NUMBER OF SHARES        VALUE OF UNEXERCISED IN-
                                                             UNDERLYING OPTIONS AT       THE-MONEY OPTIONS AT
                              NUMBER OF                         FISCAL YEAR END           FISCAL YEAR END(2)
                           SHARES ACQUIRED      VALUE      -------------------------   -------------------------
NAME                         ON EXERCISE     REALIZED(1)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
----                       ---------------   -----------   -------------------------   -------------------------
Ron Zwanziger............      248,000       $4,131,480               149,485/0                   $272,793/$0
David Scott, Ph.D........      399,381(3)    $4,217,463(3)      105,160/195,531           $1,921,874/$504,470
Jerry McAleer, Ph.D......      250,000(3)    $2,640,000(3)       77,852/315,167           $1,346,655/$479,245
David Toohey.............           --               --           10,000/75,000              $62,500/$193,500
Kenneth D. Legg, Ph.D....           --               --           45,584/75,000(4)          $715,791/$193,500(4)

------------------------

(1) Based on the fair market value of our common stock as of the date of exercise (the closing price of our common stock as reported on the American Stock Exchange on such date) less the option exercise price, multiplied by the number of shares underlying the options.

(2) Based on the fair market value of our common stock as of December 31, 2001 ($18.05 per share, which represents the closing price of our common stock as reported on the American Stock Exchange on such date) less the option exercise price, multiplied by the number of shares underlying the options.

(3) Represents shares of restricted stock. The determination of value was made without regard to the vesting requirements of the shares of restricted stock.

(4) Includes 9,751 shares underlying options that were exercisable as of December 31, 2001 (and valued in accordance with note 2 above at $159,000), which have been subsequently exercised. All unvested stock options held by Dr. Legg terminated upon his retirement on February 15, 2002.

CHANGE-IN-CONTROL ARRANGEMENTS

    There are no compensatory plans or arrangements with any named executive officer in connection with a change in control of our company or a change in such officer's responsibilities, except that the 2001 Stock Option and Incentive Plan provides that in the event of a "change of control," as defined in the plan, all stock options will automatically become fully exercisable and all other stock awards will automatically become vested and non-forfeitable.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    In reviewing and establishing the salary and incentive payments for our Chief Executive Officer ("CEO") and senior management (for purposes of this section, the "Executive Officers") who report directly to the CEO, we, the Compensation Committee, intend to apply the following guidelines:

    (a) Annual base salary for each individual will generally be near the average for the particular peer group from comparable companies for that individual. Annually, the CEO will review the base salary for each Executive Officer and recommend appropriate adjustments to us.

    (b) Cash bonuses paid for achieving agreed performance measures will bring the individual to the top 10% of the cash compensation of the particular peer group for each individual.

    (c) Stock related incentives for achieving specified performance measures need to be significant and meaningful to that individual.

    (d) For the Executive Officers there will be group goals only. This is to help foster interaction between the complementary but dispersed operations of the growing organization.

    (e) Incentive payments (cash or stock) made if the specified performance measures have been achieved within the management team should not be the same for each individual but should reflect the Executive Officer's relative value to the Company.

    (f) The group goals for the Executive Officers do not necessarily have to be the same goals as for the CEO.

    (g) Each year (unless a multi-year plan is in place, but the targets shall nevertheless be annual) prior to or shortly after the start of the fiscal year, the CEO will present a plan to us with suggested performance targets for the Executive Officers for the subsequent year or years. The plan will include a specific proposal with respect to stock-based incentives but may omit a cash bonus recommendation. In such event, we may change the plan to provide for awards of cash bonuses if and when specified goals are met. Following discussion and any changes, we will recommend to the Board approval of a plan and the performance targets.

    (h) Each year (unless a multi-year plan is in place) we will determine, prior to or shortly after the start of the subsequent year, the performance targets and specific stock-based incentives for the CEO and recommend approval of the plan to the full Board. Any cash bonuses will be determined separately from time to time. The determination of cash bonuses may be tied to individual performance as well as achievement of group or Company performance targets. We will review the base salary of the CEO annually.

    (i) The performance targets referred to in paragraphs (g) and (h) above may include both numeric targets, including increases in the market price of the common stock, and descriptive business objectives. These targets may be varied subsequently at our recommendation and with the approval of the Board if the Company has undergone significant positive change rendering the previous targets meaningless, weakened or counter productive.

    The CEO and Executive Officers who report directly to the CEO are currently paid an annual salary equivalent to the salary that they were paid by Inverness Medical Technology, Inc. prior to the Split-Off. We intend to review these salaries under the criterion set forth above during fiscal year 2002.

    In August 2001, in contemplation of the upcoming Split-Off from Inverness Medical Technology, the Board approved incentive compensation packages for certain key executives, namely Ron Zwanziger, David Scott and Jerry McAleer. The compensation packages, which were subsequently approved by the stockholders of Inverness Medical Technology (who became stockholders of the Company at the time of the Split-Off), were designed to (i) retain the key executives,
(ii) properly compensate them for the risks they were assuming in committing to guide a newly-formed entity with no independent track record and no existing trading market for its stock and (iii) reward them in the event the Company meets aggressive market-based performance goals. The compensation packages consist of both stock-based awards, fixed cash bonuses and a performance-based Executive Bonus Plan. With respect to the stock-based awards, Mr. Zwanziger was given the opportunity to purchase the 1,168,191 shares of restricted stock described in footnote 1 to the "Summary Compensation Table" and Dr. Scott and Dr. McAleer were granted the options described under "Option/SAR Grants in Last Fiscal Year." With respect to the fixed cash bonuses, for each of fiscal years 2001 through 2006 each key executive will receive the following year-end bonuses payable during the month of January of the following year:

                                                              ANNUAL BONUS   ANNUAL BONUS
KEY EXECUTIVE                                                     2001        2002-2006
-------------                                                 ------------   ------------
Ron Zwanziger...............................................    $225,000       $550,000
David Scott.................................................    $ 55,000       $125,000
Jerry McAleer...............................................    $ 50,000       $120,000

    The Executive Bonus Plan, as originally adopted, provided that each of these executives was eligible to receive the performance bonuses set forth in Table I and Table II below if the Company's common stock achieved specified stock price targets. With respect to each cash bonus listed in the tables below, each key executive was entitled to receive that bonus if the average closing price of the Company's common stock during any 30-day period exceeded:

    - the price per share target for a particular cash bonus on or prior to its target date; or

    - any higher price per share target for any other cash bonus having a later target date on or prior to said later target date.

    These bonuses were to be paid in cash in January of the year following the year in which the bonus was earned. Tables I and II were originally as follows:

                                    TABLE I

                                                                 MAXIMUM CASH BONUSES PAYABLE IF PRICE
                                                                     PER SHARE TARGET IS ACHIEVED
                                                 TARGET PRICE   ---------------------------------------
TARGET DATES                                      PER SHARE     MR. ZWANZIGER   DR. SCOTT   DR. MCALEER
------------                                     ------------   -------------   ---------   -----------
December 31, 2002..............................    $28.125       $2,400,000     $850,000     $800,000
December 31, 2003..............................     33.750        2,400,000      850,000      800,000
December 31, 2004..............................     39.375        2,400,000      850,000      800,000

                                    TABLE II

                                                                 MAXIMUM CASH BONUSES PAYABLE IF PRICE
                                                                     PER SHARE TARGET IS ACHIEVED
                                                 TARGET PRICE   ---------------------------------------
TARGET DATES                                      PER SHARE     MR. ZWANZIGER   DR. SCOTT   DR. MCALEER
------------                                     ------------   -------------   ---------   -----------
December 31, 2002..............................    $33.750        $900,000      $750,000     $725,000
December 31, 2003..............................     45.000         900,000       750,000      725,000
December 31, 2004..............................     56.250         900,000       750,000      725,000
December 31, 2005..............................     67.500         900,000       750,000      725,000

    In 2002, we adopted an amendment to the Executive Bonus Plan, to provide for the grant of ten-year, non-qualified stock options in lieu of the cash bonuses set forth in Tables I and II above. We adopted this amendment, upon recommendation of the Board, to avoid the negative impact on earnings through the end of fiscal year 2006 that would have resulted from the original commitment to pay large annual cash bonuses. Pursuant to the Executive Bonus Plan, as amended, options will be automatically granted on the last day of the 30-day period during which the average closing price of of the Company's common stock exceeds the relevant target price per share. The per share exercise price of each option will be the closing price of the Company's common stock on the date of grant and each option will be fully exercisable immediately upon grant. The number of shares for which options are to be granted pursuant to the Executive Bonus Plan, as amended, is set forth in Table III and IV below.

                                   TABLE III

                                                                    NUMBER OF SHARES OF COMMON STOCK FOR
                                                                   WHICH OPTIONS ARE AWARDED IF PRICE PER
                                                                          SHARE TARGET IS ACHIEVED
                                                   TARGET PRICE   ----------------------------------------
TARGET DATES                                        PER SHARE     MR. ZWANZIGER   DR. SCOTT    DR. MCALEER
------------                                       ------------   -------------   ----------   -----------
December 31, 2002................................    $28.125         102,000        38,000       37,000
December 31, 2003................................     33.750          85,300        33,000       31,000
December 31, 2004................................     39.375          73,100        30,000       28,000

                                    TABLE IV

                                                                    NUMBER OF SHARES OF COMMON STOCK FOR
                                                                   WHICH OPTIONS ARE AWARDED IF PRICE PER
                                                                          SHARE TARGET IS ACHIEVED
                                                   TARGET PRICE   ----------------------------------------
TARGET DATES                                        PER SHARE     MR. ZWANZIGER   DR. SCOTT    DR. MCALEER
------------                                       ------------   -------------   ----------   -----------
December 31, 2002................................    $33.750         32,000         29,000       30,000
December 31, 2003................................     45.000         24,000         23,000       22,000
December 31, 2004................................     56.250         19,200         17,000       19,000
December 31, 2005................................     67.500         16,000         12,000       12,000

    Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deductibility on the Company's tax return of compensation of over $1 million to any of the named executive officers unless, in general, the compensation is paid pursuant to a plan which is performance-related, non-discretionary and has been approved by the Company's stockholders. Our policy with respect to
Section 162(m) is to make every reasonable effort to ensure that compensation is fully deductible for federal income tax purposes. However, we may, from time to time, award compensation that may not constitute "performance-related" compensation if we believe that such awards would be in the best interest of the Company. The Company did not pay any compensation during 2001 that would be subject to the Section 162(m) limits.

Carol R. Goldberg, Compensation Committee Member
Alfred M. Zeien, Compensation Committee Member

                            STOCK PERFORMANCE GRAPH

    The following line graph compares the yearly percentage change in the cumulative total stockholder return on our common stock since November 23, 2001 (the first day our common stock was traded on AMEX). This graph assumes an investment of $100 on November 23, 2001 in our common stock, and compares its performance with the AMEX US Total Return Index and the AMEX Health Products & Services Total Return Index ("Current Indices"). We currently pay no dividends. The Current Indices reflect a cumulative total return based upon the reinvestment of dividends of the stocks included in those indices. Measurement points are November 23, 2001 and the last trading day of our last fiscal year.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                AMEX HEALTH
              IMA  AMEX US  Products & Services
11/23/01  $100.00  $100.00              $100.00
12/31/01   $96.37  $103.69              $105.48

                                                CURRENT INDICES
                                   -----------------------------------------
                                     AMEX US                 AMEX
                                      TOTAL       HEALTH PRODUCTS & SERVICES
DATE                      IMA      RETURN INDEX       TOTAL RETURN INDEX
----                    --------   ------------   --------------------------
11/23/01......          $100.00       $100.00              $100.00
12/31/01......          $ 96.37       $103.69              $105.48

                             AUDIT COMMITTEE REPORT

    We, the Audit Committee, assist the Board in overseeing the Company's financial reporting process and its procedures for compliance with legal and regulatory compliance. In 2001, we adopted a written charter which is included as Appendix A. In fulfilling our oversight responsibilities, we discussed with the Company's independent auditors, Arthur Andersen LLP, the overall scope and plans for their audit. Upon completion of the audit, we reviewed with Arthur Andersen LLP, who is responsible for expressing an opinion on the conformity of the Company's audited, consolidated financial statements with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with us under generally accepted auditing standards. We also discussed with the Company's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61.

    We also reviewed and discussed the audited, consolidated financial statements with management. We discussed with management the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in those financial statements.

    The committee received and reviewed the written disclosures and the letter required by the Independence Standards Board and discussed with Arthur Andersen LLP the auditor's independence from management and the Company. We determined that the services provided by Arthur Andersen LLP during fiscal year 2001 are compatible with maintaining such auditor's independence.

    In reliance on the reviews and discussions referred to above, we recommended to the Board (and the Board approved) that the audited, consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

John F. Levy, Chairman of the Audit Committee
Peter Townsend, Audit Committee Member
Robert P. Khederian, Audit Committee Member

                         INDEPENDENT PUBLIC ACCOUNTANTS

    Arthur Andersen LLP served as our independent public accountant during fiscal year 2001. We have not formally selected a principal accountant for fiscal year 2002. The selection of a principal accountant for 2002 is pending assessment by the Audit Committee. A representative of Arthur Andersen LLP is expected to be present at the annual meeting, will be given the opportunity to make a statement if he or she so desires. The representative is also expected to be available to respond to appropriate questions from stockholders.

    AUDIT FEES

    We were billed $264,500 by Arthur Andersen LLP for professional services rendered for the audit of our annual, consolidated financial statements for fiscal year 2001 and for reviews of its quarterly, consolidated financial statements filed with the Securities and Exchange Commission during 2001.

    FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION

    During fiscal year 2001, Arthur Andersen LLP did not perform services in connection with the design or implementation of our financial information systems.

    ALL OTHER FEES

    We were billed $257,500 for other services rendered by Arthur Andersen LLP for fiscal year 2001.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    LOANS TO EXECUTIVE OFFICERS AND DIRECTORS

    On August 15, 2001, Ron Zwanziger, our Chairman, Chief Executive Officer and President, purchased 1,168,191 shares of restricted stock from us at a price of approximately $9.13 per share under the 2001 Stock Option Plan. In connection with this purchase, Mr. Zwanziger delivered a five-year promissory note to us in the principal amount of $10,665,583.68. The promissory note is secured by the shares of restricted stock purchased by Mr. Zwanziger. The promissory note accrues interest which compounds annually at the rate of 4.99% per year. Principal is due and payable at the end of the five-year term. Interest is payable annually, commencing on August 16, 2002, and at maturity. Mr. Zwanziger is also obligated to pay principal and accrued interest thereon with the net after-tax proceeds of any sale by him of the restricted stock. Under certain circumstances, Mr. Zwanziger may also pay all or a part of the principal and accrued interest thereon by delivering shares of common stock to us, which shares will be valued at their fair market value at the time of delivery. The promissory note is 75% non-recourse as to principal and full recourse as to the remaining principal and all interest. As of April 15, 2002, a total of $10,998,216.72, including principal and accrued interest, was outstanding under the promissory note.

    On December 3, 2001, David Scott, Ph.D., our Chief Scientific Officer and one of our directors, purchased 399,381 shares of restricted stock at a price of $6.20 per share by exercising an option granted to Dr. Scott in August 2001 under the 2001 Stock Option Plan. In connection with this purchase, Dr. Scott delivered a five-year promissory note to us in the principal amount of $2,475,762.82. The promissory note is secured by the shares of restricted stock purchased by Dr. Scott. The promissory note accrues interest which compounds annually at the rate of 3.97% per year, the applicable federal rate for a five-year note in effect during December 2001. Principal is due and payable at the end of the five-year term. Interest is payable annually, commencing on December 4, 2002, and at maturity. Dr. Scott is also obligated to pay principal and accrued interest thereon with the net after-tax proceeds of any sale by him of the restricted stock. Under certain circumstances, Dr. Scott may also pay all or a part of the principal and accrued interest thereon by delivering shares of common stock to us, which shares will be valued at their fair market value at the time of delivery. The promissory note is 75% non-recourse as to principal and full recourse as to the remaining principal and all interest. As of April 15, 2002, a total of $2,507,732.56, including principal and accrued interest, was outstanding under the promissory note.

    On December 3, 2001, Jerry McAleer, Ph.D., our Vice President, Research and Development, purchased 250,000 shares of restricted stock at a price of $6.20 per share by exercising an option granted to Dr. McAleer in August 2001 under the 2001 Stock Option Plan. In connection with this purchase, Dr. McAleer delivered a five-year promissory note to us in the principal amount of $1,549,750. The promissory note is secured by the shares of restricted stock purchased by Dr. McAleer. The promissory note accrues interest which compounds annually at the rate of 3.97% per year, the applicable federal rate for a five-year note in effect during December 2001. Principal is due and payable at the end of the five-year term. Interest is payable annually, commencing on December 4, 2002, and at maturity. Dr. McAleer is also obligated to pay principal and accrued interest thereon with the net after-tax proceeds of any sale by him of the restricted stock. Under certain circumstances, Dr. McAleer may also pay all or a part of the principal and accrued interest thereon by delivering shares of common stock to us, which shares will be valued at their fair market value at the time of delivery. The promissory note is 75% non-recourse as to principal and full recourse as to the remaining principal and all interest. As of

April 15, 2002, a total of $1,569,762.06, including principal and accrued interest, was outstanding under the promissory note.

    SALES OF SERIES A PREFERRED STOCK AND NOTES AND WARRANTS

    On December 20, 2001, in connection with the financing of our acquisition of Unipath Limited and its associated companies and assets (the "Unipath Acquisition"), we sold 1,995,000 shares of Series A Preferred Stock at $30.00 per share for an aggregate consideration of $59.85 million. The Series A Preferred Stock is currently convertible into shares of common stock at a 2-for-1 ratio, subject to adjustment. Among the purchasers of the Series A Preferred Stock were the following directors and related persons and entities:
The Ernest A. Carabillo, Jr. Trust (10,000 shares for $300,000); Robert P. Khederian (100,000 shares for $3,000,000); The Avram J. Goldberg and Carol R. Goldberg Charitable Remainder Unitrust (8,333 shares for $250,000); The Sidney
R. Rabb Trust f/b/o Carol Goldberg (8,333 shares for $250,000); Zwanziger Family Ventures (500,000 shares for $15,000,000); Orit Goldstein (333,333 shares for $10,0000) and Arie H. Zwanziger and Miriam Zwanziger (33,333 shares for $1,000,000). Ernest A. Carabillo, Jr. is a trustee and the beneficiary of the Ernest A. Carabillo, Jr. Trust. Carol R. Goldberg is a trustee of The Avram J. Goldberg and Carol R. Goldberg Charitable Remainder Unitrust, and is a trustee and the sole beneficiary of the Sidney R. Rabb Trust f/b/o Carol Goldberg. Ron Zwanziger is a manager of Zwanziger Family Ventures. Zwanziger Family Ventures is also a beneficial owner of over 5% of our common stock and, by virtue of this transaction, over 5% of the Series A Preferred Stock. Orit Goldstein is the sister of Ron Zwanziger, and Arie H. Zwanziger and Miriam Zwanziger are the parents of Ron Zwanziger.

    On December 20, 2001, in connection with the financing of the Unipath Acquisition, we also sold subordinated promissory notes and warrants to purchase common stock for an aggregate purchase price of $20.0 million. The notes had an aggregate face value of $20.0 million and, under certain circumstances, were convertible into shares of Series A Preferred Stock at a conversion price of $30.00 per share. The warrants are exercisable for an aggregate of 55,189 shares of common stock at a purchase price of $18.12 per share. Among the purchasers of these notes and warrants was Zwanziger Family Ventures, which purchased a $10.0 million promissory note and a warrant to purchase 27,594 shares of common stock. The aggregate consideration paid by Zwanziger Family Ventures for this note and warrant was $10.0 million. On March 6, 2002 we retired all of these subordinated promissory notes using the proceeds from the sale of 531,913 shares of Series A Preferred Stock completed earlier that same day. Zwanziger Family Ventures received approximately $10.28 million, including accrued interest, to retire the subordinated promissory note it held.

    OPTION AND WARRANT GRANT RELATED TO LOCK UP AGREEMENTS

    On December 20, 2001, in connection with the financing of the Unipath Acquisition, we obtained a mezzanine credit facility from RBS Mezzanine Limited in the aggregate principal amount of $10.0 million. In connection with the provision of this facility, Ron Zwanziger and Zwanziger Family Ventures were required to enter into a Lock Up Agreement restricting their ability to dispose of our securities. In consideration for entering into the Lock Up Agreement, we granted Mr. Zwanziger a ten-year option to purchase 115,000 shares of common stock at an exercise price of $17.15 per share (the fair value of our common stock on the date of grant) and Zwanziger Family Ventures a five-year warrant to purchase 385,000 shares of common stock at an exercise price of $17.15 per share (the fair value of our common stock on the date of grant). Both the option and the warrant are immediately exercisable. On March 1, 2002, Mr. Zwanziger voluntarily waived his rights to purchase 50,000 shares of common stock under the option granted to him in consideration of an agreement by us to amend the terms by which we can repurchase certain shares of restricted stock owned by him in the event that he ceases to be employed by us.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires our officers and directors and persons who own more than 10% of our outstanding shares of common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and AMEX. Such persons are required by applicable regulations to furnish us with copies of all reports filed pursuant to Section 16(a).

    To our knowledge, based solely on a review of the copies of such reports received by us and certain written representations that no other reports were required, we believe that for the fiscal year ended December 31, 2001, all
Section 16(a) filing requirements applicable to its officers, directors and 10% beneficial owners were complied with, except that one 10% beneficial owner, Zwanziger Family Ventures, LLC, inadvertently filed its Form 3 late.

                             STOCKHOLDER PROPOSALS

    Stockholders who wish to present proposals pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934 for consideration at our 2003 annual meeting of stockholders must submit the proposals in proper form to us at the address set forth on the first page of this proxy statement not later than December 25, 2002 in order for the proposals to be considered for inclusion in our proxy statement and form of proxy relating to the 2003 annual meeting.

    Stockholder proposals intended to be presented at our 2003 annual meeting submitted outside the processes of Rule 14a-8 must be received in writing by us no later than March 7, 2003, nor earlier than February 5, 2003, together with all supporting documentation required by our bylaws. Proxies solicited by the Board will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority.

                               OTHER INFORMATION

    A COPY OF THE OUR ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES, FOR THE YEAR ENDED
DECEMBER 31, 2001, AS AMENDED (THE "ANNUAL REPORT"), SHALL BE PROVIDED WITHOUT CHARGE TO EACH PERSON SOLICITED HEREBY UPON THE WRITTEN REQUEST MADE TO:

                      INVERNESS MEDICAL INNOVATIONS, INC.
                         Investor Relations Department
                            51 Sawyer Road Suite 200
                             Waltham, MA 02453-3448
                               Attn: Doug Guarino

    IN ADDITION, COPIES OF ANY EXHIBITS TO THE ANNUAL REPORT WILL BE PROVIDED FOR A NOMINAL CHARGE TO STOCKHOLDERS WHO MAKE A WRITTEN REQUEST TO US AT THE ABOVE ADDRESS.

    The Board is aware of no other matters, except for those incident to the conduct of the annual meeting, that are to be presented to stockholders for formal action at the annual meeting. If, however, any other matters properly come before the annual meeting or any adjournments thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their judgment.

By order of the Board

Ron Zwanziger
Chairman, Chief Executive Officer and President

April 29, 2002

APPENDIX A--AUDIT COMMITTEE CHARTER

                      INVERNESS MEDICAL INNOVATIONS, INC.
                            AUDIT COMMITTEE CHARTER

I.  GENERAL STATEMENT OF PURPOSE

    The Audit Committee of the Board of Directors (the "Audit Committee") of Inverness Medical Innovations, Inc. (the "Company") oversees on behalf of the Board of Directors (the "Board") management's and the independent auditor's participation in the Company's financial reporting process. The primary objective of the Audit Committee in exercising its oversight function is to promote and preserve the integrity of the Company's financial statements and the independence of the Company's independent auditor.

II.  AUDIT COMMITTEE COMPOSITION

    The Audit Committee shall consist of at least three members who shall be appointed annually by the Board and shall satisfy the qualification requirements set forth in Section 121 of the Rules of the American Stock Exchange LLC. The Board shall designate one member of the Audit Committee to be Chairman of the committee.

III.  MEETINGS

    The Audit Committee generally is to meet four times per year in person or by telephone conference call, with any additional meetings as deemed necessary by the Audit Committee.

IV.  AUDIT COMMITTEE ACTIVITIES

    The principal activities of the Audit Committee will generally include the following:

    A.  REVIEW OF CHARTER

       - Review and reassess the adequacy of this Charter annually and submit it to the Board for approval.

    B.  AUDITED FINANCIAL STATEMENTS AND ANNUAL AUDIT

       - Review the overall audit plan with the independent auditor and the members of management who are responsible for preparing the Company's financial statements, including the Company's Chief Financial Officer and/or principal accounting officer or principal financial officer (the Chief Financial Officer and such other officer or officers are referred to herein collectively as the "Senior Accounting Executive").

       - Review and discuss with management (including the Company's Senior Accounting Executive) and with the independent auditor:

            (i) the Company's annual audited financial statements, including any significant financial reporting issues that have arisen in connection with the preparation of such audited financial statements;

            (ii) the adequacy of the Company's internal financial reporting controls that could significantly affect the integrity of the Company's financial statements; and

           (iii) major changes in and other questions regarding accounting and auditing principles and procedures.

       - Review and discuss with the independent auditor (outside of the presence of management) how the independent auditor plans to handle its responsibilities under the Private Securities Litigation Reform Act of 1995.

       - Review and discuss with the independent auditor (outside of the presence of management) any problems or difficulties that the auditor may have encountered with management or others and any management letter provided by the auditor and the Company's response to that letter. This review shall include considering any difficulties encountered by the auditor in the course of performing its audit work, including any restrictions on the scope of its activities or its access to information.

       - Review and discuss with management and the independent auditor such issues as may be brought to the Audit Committee's attention by the independent auditor pursuant to Statement on Auditing Standards No. 61 ("SAS 61").

       - Based on the Audit Committee's review and discussions (1) with management of the audited financial statements, (2) with the independent auditor of the matters required to be discussed by SAS 61, and (3) with the independent auditor concerning the independent auditor's independence, make a recommendation to the Board as to whether the Company's audited financial statements should be included in the Company's annual Report on Form 10-K.

       - Prepare the Audit Committee report required by Item 306 of
         Regulation S-K of the Securities Exchange Act of 1934 (or any successor provision) to be included in the Company's annual proxy statement.

    C.  UNAUDITED QUARTERLY FINANCIAL STATEMENTS

       - Review and discuss with management and the independent auditor such issues as may be brought to the Audit Committee's attention by the independent auditor pursuant to Statement on Auditing Standards
         No. 71.

    D. MATTERS RELATING TO SELECTION, PERFORMANCE AND INDEPENDENCE OF INDEPENDENT AUDITOR

       - Recommend to the Board the appointment of the independent auditor.

       - Instruct the independent auditor that the independent auditor's ultimate accountability is to the Board and the Audit Committee as representatives of the Company's shareholders.

       - Evaluate on an annual basis the performance of the independent auditor and, if necessary in the judgment of the Audit Committee, recommend that the Board replace the independent auditor.

       - Recommend to the Board on an annual basis the fees to be paid to the independent auditor.

       - Request that the independent auditor provide the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1, as may be modified or supplemented, discuss with the independent auditor any disclosed relationships or services that may impact the objectivity and independence of the independent auditor, and based on such discussion take or recommend that the Board take appropriate action to oversee the independence of the independent auditor.

    E.  GENERAL

       - The Audit Committee may be requested by the Board to review or investigate on behalf of the Board activities of the Company or of its employees, including compliance with laws, regulations or Company policies.

       - The Audit Committee may consider the matters referred to in Item 9(e)(4) of Regulation 14A of the Securities Exchange Act of 1934 (or any successor provision) in performing its oversight function hereunder.

       - The Audit Committee may perform such other oversight functions as may be requested by the Board from time to time.

       - In performing its oversight function, the Audit Committee shall be entitled to rely upon advice and information that it receives in its discussions and communications with management, the independent auditor and such experts, advisors and professionals consulted with by the Audit Committee. The Audit Committee shall have the authority to retain special legal, accounting or other experts, advisors or professionals to render advice to the committee. The Audit Committee shall have the authority to request that any officer or employee of the Company, the Company's outside legal counsel, the Company's independent auditor or any other professional retained by the Company to render advice to the Company attend a meeting of the Audit Committee or meet with any members of or advisors to the Audit Committee.

       - Notwithstanding the responsibilities and powers of the Audit Committee set forth in this Charter, the Audit Committee does not have the responsibility of planning or conducting audits of the Company's financial statements or determining whether or not the Company's financial statements are complete, accurate and in accordance with generally accepted accounting principles. Such responsibilities are the duty of management and, to the extent of the independent auditor's audit responsibilities, the independent auditor. It also is not the duty of the Audit Committee to resolve disagreements, if any, between management and the independent auditor or to ensure compliance with laws, regulations or Company policies.

INVERNESS MEDICAL
INNOVATIONS, INC.
C/O EQUISERVE
P.O. BOX 43068
PROVIDENCE, RI 02940

-----------------                      ----------------
VOTE BY TELEPHONE                      VOTE BY INTERNET
-----------------                      ----------------
It's fast, convenient, and immediate!  It's fast, convenient, and your vote is
Call Toll-Free on a Touch-Tone Phone   immediately confirmed and posted.
1-877-PRX-VOTE (1-877-779-8683).

------------------------------------   ---------------------------------------
Follow these four easy steps:          Follow these four easy steps:

1. Read the accompanying Proxy         1. Read the accompanying Proxy
   Statement/Prospectus and Proxy         Statement/Prospectus and Proxy
   Card.                                  Card.

2. Call the toll-free number           2. Go to the Website
   1-877-PRX-VOTE (1-877-779-8683).       http://www.eproxyvote.com/ima

3. Enter your Voter Control Number     3. Enter your Voter Control Number
   located on your Proxy Card above       located on your Proxy Card above
   your name.                             your name.

4. Follow the recorded instructions.   4. Follow the instructions provided.
------------------------------------   ---------------------------------------
Your vote is important!                Your vote is important!
Call 1-877-PRX-VOTE anytime!           Go to http://www.eproxyvote.com/ima
                                       anytime!

DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET


                                 DETACH HERE

     Please mark
|X|  votes as in
     this example.

------------------------------------------------------------------------------
                     INVERNESS MEDICAL INNOVATIONS, INC.
------------------------------------------------------------------------------
                                 COMMON STOCK

The Board of Directors recommends that you vote for all nominees listed in Proposal 1 and for Proposal 2.

1. Election of Directors

   Nominees: (01) Ernest A. Carabillo, Jr. and (02) John F. Levy

                 FOR                                  WITHHELD
                 ALL  | |                        | |  FROM ALL
               NOMINEES                               NOMINEES

        | | _________________________________________
            For all nominees except as noted above

                                                   FOR     AGAINST     ABSTAIN
2. Approval and adoption of an amendment to the
   2001 Stock Option and Incentive Plan to         | |       | |         | |
   increase the number of shares of Common
   Stock that are available to be issued pursuant to grants or awards made thereunder from 3,824,081 shares to 4,824,081 shares.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Mark box at right if an address change or comment has been noted on the | | reverse side of this card.

Please sign this proxy exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature: _______________ Date: ______ Signature: ______________ Date: ______

          CONSENT TO OBTAIN FUTURE STOCKHOLDER-RELATED MATERIALS
                     ELECTRONICALLY INSTEAD OF BY MAIL

The Inverness Medical Innovations, Inc. (the "Company") stockholders may consent to receive future stockholder-related materials, including notices of stockholder meetings, proxy solicitation materials, annual reports and any other stockholder-related materials which may be delivered electronically, through the Internet instead of receiving copies through the mail. The Company is offering this service to provide added convenience to its stockholders, to reduce printing and mailing costs and to help preserve our environment.

To consent to receive future stockholder-related materials electronically, go to the website http://www.econsent.com/ima. If the Company elects to deliver any future stockholder-related materials electronically, stockholders who have consented to receive these materials electronically will be notified by electronic mail how to access these materials and how to vote their shares on the Internet.

To take advantage of this option, stockholders must have access to the world wide web. Costs normally associated with electronic access, such as usage and telephone charges, will be the responsibility of the stockholder.

If you consent to receive the Company's future stockholder-related materials electronically, your consent will remain in effect unless it is withdrawn by calling, writing, or electronically mailing the Company's Transfer Agent, EquiServe Trust Company, N.A. (EquiServe), at 1-877-282-1168; P.O. Box 43068, Providence, RI 02940-3011; www.equiserve.com. Also, if while this consent is in effect you decide you would like to receive a hard copy of any electronically posted stockholder-related materials, you may call, write or electronically mail the Company's Transfer Agent.

PLEASE NOTE THAT EVEN IF YOU HAVE CONSENTED TO RECEIVE STOCKHOLDER-RELATED MATERIALS ELECTRONICALLY, THE COMPANY MAY CONTINUE TO ONLY SEND THESE MATERIALS TO YOU BY MAIL AND YOU MUST CONTINUE TO MAINTAIN A CURRENT MAILING ADDRESS WITH THE COMPANY'S TRANSFER AGENT.

                    INVERNESS MEDICAL INNOVATIONS, INC.
                        51 SAWYER ROAD, SUITE 200
                      WALTHAM, MASSACHUSETTS 02453

      Proxy For Annual Meeting Of Stockholders To Be Held June 5, 2002
        This Proxy Is Solicited On Behalf Of The Board Of Directors

    The undersigned hereby appoints RON ZWANZIGER and PAUL T. HEMPEL, and each of them acting singly, Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote all shares of the common stock of Inverness Medical Innovations, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Inverness Medical Innovations,Inc. to be held on June 5, 2002, at 12:30 P.M. at the Harvard Club of Boston, Downtown Clubhouse, One Federal Street, Boston, MA 02110-2069, or at any adjournment or postponement thereof, upon the matters set forth on the reverse side.

    THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ON THE REVERSE SIDE. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS LISTED ON THE REVERSE SIDE.

------------------------------------------------------------------------------
               PLEASE VOTE, DATE AND SIGN ON REVERSE AND
                RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?             DO YOU HAVE ANY COMMENTS?
------------------------------------  ----------------------------------------

------------------------------------  ----------------------------------------

------------------------------------  ----------------------------------------

INVERNESS MEDICAL
INNOVATIONS, INC.
C/O EQUISERVE
P.O. BOX 43068
PROVIDENCE, RI 02940

-----------------                      ----------------
VOTE BY TELEPHONE                      VOTE BY INTERNET
-----------------                      ----------------
It's fast, convenient, and immediate!  It's fast, convenient, and your vote is
Call Toll-Free on a Touch-Tone Phone   immediately confirmed and posted.
1-877-PRX-VOTE (1-877-779-8683).

------------------------------------   ---------------------------------------
Follow these four easy steps:          Follow these four easy steps:

1. Read the accompanying Proxy         1. Read the accompanying Proxy
   Statement/Prospectus and Proxy         Statement/Prospectus and Proxy
   Card.                                  Card.

2. Call the toll-free number           2. Go to the Website
   1-877-PRX-VOTE (1-877-779-8683).       http://www.eproxyvote.com/ima

3. Enter your Voter Control Number     3. Enter your Voter Control Number
   located on your Proxy Card above       located on your Proxy Card above
   your name.                             your name.

4. Follow the recorded instructions.   4. Follow the instructions provided.
------------------------------------   ---------------------------------------
Your vote is important!                Your vote is important!
Call 1-877-PRX-VOTE anytime!           Go to http://www.eproxyvote.com/ima
                                       anytime!

DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET


                                 DETACH HERE

     Please mark
|X|  votes as in
     this example.

------------------------------------------------------------------------------
                     INVERNESS MEDICAL INNOVATIONS, INC.
------------------------------------------------------------------------------
                    SERIES A CONVERTIBLE PREFERRED STOCK

The Board of Directors recommends that you vote for Proposal 1.

                                                   FOR     AGAINST     ABSTAIN
1. Approval and adoption of an amendment to the
   2001 Stock Option and Incentive Plan to         | |       | |         | |
   increase the number of shares of Common
   Stock that are available to be issued pursuant to grants or awards made thereunder from 3,824,081 shares to 4,824,081 shares.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Mark box at right if an address change or comment has been noted on the | | reverse side of this card.

Please sign this proxy exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature: _______________ Date: ______ Signature: ______________ Date: ______

          CONSENT TO OBTAIN FUTURE STOCKHOLDER-RELATED MATERIALS
                     ELECTRONICALLY INSTEAD OF BY MAIL

The Inverness Medical Innovations, Inc. (the "Company") stockholders may consent to receive future stockholder-related materials, including notices of stockholder meetings, proxy solicitation materials, annual reports and any other stockholder-related materials which may be delivered electronically, through the Internet instead of receiving copies through the mail. The Company is offering this service to provide added convenience to its stockholders, to reduce printing and mailing costs and to help preserve our environment.

To consent to receive future stockholder-related materials electronically, go to the website http://www.econsent.com/ima. If the Company elects to deliver any future stockholder-related materials electronically, stockholders who have consented to receive these materials electronically will be notified by electronic mail how to access these materials and how to vote their shares on the Internet.

To take advantage of this option, stockholders must have access to the world wide web. Costs normally associated with electronic access, such as usage and telephone charges, will be the responsibility of the stockholder.

If you consent to receive the Company's future stockholder-related materials electronically, your consent will remain in effect unless it is withdrawn by calling, writing, or electronically mailing the Company's Transfer Agent, EquiServe Trust Company, N.A. (EquiServe), at 1-877-282-1168; P.O. Box 43068, Providence, RI 02940-3011; www.equiserve.com. Also, if while this consent is in effect you decide you would like to receive a hard copy of any electronically posted stockholder-related materials, you may call, write or electronically mail the Company's Transfer Agent.

PLEASE NOTE THAT EVEN IF YOU HAVE CONSENTED TO RECEIVE STOCKHOLDER-RELATED MATERIALS ELECTRONICALLY, THE COMPANY MAY CONTINUE TO ONLY SEND THESE MATERIALS TO YOU BY MAIL AND YOU MUST CONTINUE TO MAINTAIN A CURRENT MAILING ADDRESS WITH THE COMPANY'S TRANSFER AGENT.

                    INVERNESS MEDICAL INNOVATIONS, INC.
                        51 SAWYER ROAD, SUITE 200
                      WALTHAM, MASSACHUSETTS 02453

      Proxy For Annual Meeting Of Stockholders To Be Held June 5, 2002
        This Proxy Is Solicited On Behalf Of The Board Of Directors

    The undersigned hereby appoints RON ZWANZIGER and PAUL T. HEMPEL, and each of them acting singly, Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote all shares of Series A Convertible Preferred Stock of Inverness Medical Innovations, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Inverness Medical Innovations,Inc. to be held on June 5, 2002, at 12:30 P.M. at the Harvard Club of Boston, Downtown Clubhouse, One Federal Street, Boston, MA 02110-2069, or at any adjournment or postponement thereof, upon the matters set forth on the reverse side.

    THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ON THE REVERSE SIDE. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS LISTED ON THE REVERSE SIDE.

------------------------------------------------------------------------------
               PLEASE VOTE, DATE AND SIGN ON REVERSE AND
                RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?             DO YOU HAVE ANY COMMENTS?

------------------------------------  ----------------------------------------

------------------------------------  ----------------------------------------

------------------------------------  ----------------------------------------

EXHIBIT A

EXPLANATORY NOTE: This Exhibit A contains a copy of the Inverness Medical Innovations, Inc. 2001 Stock Option and Incentive Plan, as amended by the proposed amendment described in the proxy statement to which this Exhibit A is attached."



                       INVERNESS MEDICAL INNOVATIONS, INC.

                      2001 STOCK OPTION AND INCENTIVE PLAN

SECTION 1.  GENERAL PURPOSE OF THE PLAN; DEFINITIONS

       The name of the plan is the Inverness Medical Innovations, Inc. 2001 Stock Option and Incentive Plan (the "Plan"). The purpose of the Plan is to encourage and enable the officers, employees, Independent Directors and other key persons (including consultants) of Inverness Medical Innovations, Inc. (the "Company") and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company's welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.

       The following terms shall be defined as set forth below:

       "ACT" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

       "ADMINISTRATOR" is defined in Section 2(a).

       "AWARD" or "AWARDS," except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Deferred Stock Awards, Restricted Stock Awards, Unrestricted Stock Awards, Performance Share Awards and Dividend Equivalent Rights.

       "BOARD" means the Board of Directors of the Company.

       "CHANGE OF CONTROL" is defined in Section 15.

       "CODE" means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

       "COMMITTEE" means the Committee of the Board referred to in Section 2.

       "COVERED EMPLOYEE" means an employee who is a "Covered Employee" within the meaning of Section 162(m) of the Code.

       "DEFERRED STOCK AWARD" means Awards granted pursuant to Section 7.

       "DIVIDEND EQUIVALENT RIGHT" means Awards granted pursuant to Section 10.

       "EFFECTIVE DATE" means the date on which the Plan is approved by stockholders as set forth in Section 17.

       "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

       "FAIR MARKET VALUE" of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or a national securities exchange, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.

       "INCENTIVE STOCK OPTION" means any Stock Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.

       "INDEPENDENT DIRECTOR" means a member of the Board who is not also an employee of the Company or any Subsidiary.

       "NON-QUALIFIED STOCK OPTION" means any Stock Option that is not an Incentive Stock Option.

       "OPTION" or "STOCK OPTION" means any option to purchase shares of Stock granted pursuant to Section 5.

       "PERFORMANCE SHARE AWARD" means Awards granted pursuant to Section 9.

       "RESTRICTED STOCK AWARD" means Awards granted pursuant to Section 6.

       "STOCK" means the Common Stock, par value $0.001 per share, of the Company, subject to adjustments pursuant to Section 3.

       "SUBSIDIARY" means any corporation or other entity (other than the Company) in which the Company has a controlling interest, either directly or indirectly.

       "UNRESTRICTED STOCK AWARD" means any Award granted pursuant to Section 8.

SECTION 2. ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES
           AND DETERMINE AWARDS

       (a) COMMITTEE. The Plan shall be administered by either the Board or a committee of not less than two Independent Directors (in either case, the "Administrator").

       (b) POWERS OF ADMINISTRATOR. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

            (i) to select the individuals to whom Awards may from time to time be granted;

            (ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Deferred Stock Awards, Unrestricted Stock Awards, Performance Share Awards and Dividend Equivalent Rights or any combination of the foregoing, granted to any one or more grantees;

            (iii) to determine the number of shares of Stock to be covered by any Award;

            (iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of written instruments evidencing the Awards;

            (v) to accelerate at any time the exercisability or vesting of all or any portion of any Award;

            (vi) subject to the provisions of Section 5(a)(ii), to extend at any time the period in which Stock Options may be exercised;

            (vii) to determine at any time whether, to what extent, and under what circumstances distribution or the receipt of Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the grantee and whether and to what extent the Company shall pay or credit amounts constituting interest (at rates determined by the Administrator) or dividends or deemed dividends on such deferrals; and

            (viii) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

       All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

       (c) DELEGATION OF AUTHORITY TO GRANT AWARDS. The Administrator, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Administrator's authority and duties with respect to the granting of Awards at Fair Market Value, to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act or Covered Employees. Any such delegation by the Administrator shall include a limitation as to the amount of Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price of any Stock Option, the conversion ratio or price of other Awards and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator's delegate or delegates that were consistent with the terms of the Plan.

       (d) INDEMNIFICATION. Neither the Board nor the Committee, nor any member of either or any delegatee thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Committee (and any delegatee thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys' fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors' and officers' liability insurance coverage which may be in effect from time to time.

SECTION 3.  STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

       (a) STOCK ISSUABLE. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 4,824,081 shares, subject to adjustment as provided in Section 3(b). For purposes of this limitation, the shares of Stock underlying any Awards which are forfeited, canceled, reacquired by the Company, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. Subject to such overall limitation, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, Stock Options with respect to no more than 1,529,632 shares of Stock may be granted to any one individual grantee during any one calendar year period. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company and held in its treasury.

       (b) CHANGES IN STOCK. Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company's capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for a different number or kind of securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, (ii) the number of Stock Options that can be granted to any one individual grantee, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price per share subject to each outstanding Restricted Stock Award, and (v) the price for each share subject to any then outstanding Stock Options under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options) as to which such Stock Options remain exercisable. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

       The Administrator may also adjust the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property or any other event if it is determined by the Administrator that such adjustment is appropriate to avoid distortion in the operation of the Plan, provided that no such adjustment shall be made in the case of an Incentive Stock Option, without the consent of the grantee, if it would constitute a modification, extension or renewal of the Option within the meaning of Section 424(h) of the Code.

       (c) MERGERS AND OTHER TRANSACTIONS. In the case of and subject to the consummation of (i) the dissolution or liquidation of the Company, (ii) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (iii) a merger, reorganization or consolidation in which the outstanding shares of Stock are converted into or exchanged for a different kind of securities of the successor entity and the holders of the Company's outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction, or (iv) the sale of all of the Stock of the Company to an unrelated person or entity (in each case, a "Sale Event"), upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate, unless provision is made in connection with the Sale Event in the sole discretion of the parties thereto for the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree (after taking into account any acceleration hereunder). In the event of such termination, each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options held by such grantee, including those that will become exercisable upon the consummation of the Sale Event; provided, however, that the exercise of Options not exercisable prior to the Sale Event shall be subject to the consummation of the Sale Event.

       Notwithstanding anything to the contrary in this Section 3(c), in the event of a Sale Event pursuant to which holders of the Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the Sale Event, the Company shall have the right, but not the obligation, to make or provide for a cash payment to the grantees holding Options, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the value as determined by the Administrator of the consideration payable per share of Stock pursuant to the Sale Event (the "Sale Price") times the number of shares of Stock subject to outstanding Options (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options.

       (d) SUBSTITUTE AWARDS. The Administrator may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 3(a).

SECTION 4.  ELIGIBILITY

       Grantees under the Plan will be such full or part-time officers and other employees, Independent Directors and key persons (including consultants and prospective employees) of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

SECTION 5.  STOCK OPTIONS

       Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

       Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a "subsidiary corporation" within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

       No Incentive Stock Option shall be granted under the Plan after August 14, 2011.

       (a) STOCK OPTIONS. Stock Options granted pursuant to this Section 5(a) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee's election, subject to such terms and conditions as the Administrator may establish.

            (i) EXERCISE PRICE. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant (other than options granted in lieu of cash compensation). If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.

            (ii) OPTION TERM. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than 10 years after the date the Stock Option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the term of such Stock Option shall be no more than five years from the date of grant.

            (iii) EXERCISABILITY; RIGHTS OF A STOCKHOLDER. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

            (iv) METHOD OF EXERCISE. Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award agreement:

                   (A) In cash, by certified or bank check or other instrument acceptable to the Administrator;

                   (B) Through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the optionee on the open market or that have been beneficially owned by the optionee for at least six months and are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;

                   (C) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure; or

                   (D) Any other method permitted by the Administrator.

Payment instruments will be received subject to collection. The delivery of certificates representing the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award agreement or applicable provisions of laws. In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of shares attested to.

            (v) ANNUAL LIMIT ON INCENTIVE STOCK OPTIONS. To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

       (b) RELOAD OPTIONS. At the discretion of the Administrator, Options granted under the Plan may include a "reload" feature pursuant to which an optionee exercising an option by the delivery of a number of shares of Stock in accordance with Section 5(a)(iv)(B) hereof would automatically be granted an additional Option (with an exercise price equal to the Fair Market Value of the Stock on the date the additional Option is granted and with such other terms as the Administrator may provide) to purchase that number of shares of Stock equal to the sum of (i) the number delivered to exercise the original Option and (ii) the number withheld to satisfy tax liabilities, with an Option term equal to the remainder of the original Option term unless the Administrator otherwise determines in the Award agreement for the original Option grant.

       (c) NON-TRANSFERABILITY OF OPTIONS. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee, or by the optionee's legal representative or guardian in the event of the optionee's incapacity. Notwithstanding the foregoing, the Administrator, in its sole discretion, may provide in the Award agreement regarding a given Option that the optionee may transfer his Non-Qualified Stock Options to members of his immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Option.

       (d) FORM OF SETTLEMENT. Shares of Stock issued upon exercise of a Stock Option shall be free of all restrictions under the Plan, except as otherwise provided in the Plan.

SECTION 6.  RESTRICTED STOCK AWARDS

       (a) NATURE OF RESTRICTED STOCK AWARDS. A Restricted Stock Award is an Award entitling the recipient to acquire, at such purchase price as determined by the Administrator, shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant ("Restricted Stock"). Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Restricted Stock Award is contingent on the grantee executing the Restricted Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

       (b) RIGHTS AS A STOCKHOLDER. Upon execution of a written instrument setting forth the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the written instrument evidencing the Restricted Stock Award. Unless the Administrator shall otherwise determine, certificates evidencing the Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 6(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company a stock power endorsed in blank.

       (c) RESTRICTIONS. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award agreement. If a grantee's employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, the Company shall have the right to repurchase Restricted Stock that has not vested at the time of termination at its original purchase price, from the grantee or the grantee's legal representative.

       (d) VESTING OF RESTRICTED STOCK. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company's right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed "vested." Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to
Section 13 below, in writing after the Award agreement is issued, a grantee's rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the grantee's termination of employment (or other service relationship) with the Company and its Subsidiaries and such shares shall be subject to the Company's right of repurchase as provided in Section 6(c) above.

       (e) RESTRICTION PERIOD. Restricted Stock vesting upon the attainment of performance goals or objectives shall vest after a restriction period of not less than one (1) year. All other Restricted Stock shall vest after a restriction period of not less than three (3) years.

       (f) WAIVER, DEFERRAL AND REINVESTMENT OF DIVIDENDS. The Restricted Stock Award agreement may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.

SECTION 7.  DEFERRED STOCK AWARDS

       (a) NATURE OF DEFERRED STOCK AWARDS. A Deferred Stock Award is an Award of phantom stock units to a grantee, subject to restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Deferred Stock Award is contingent on the grantee executing the Deferred Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. At the end of the deferral period, the Deferred Stock Award, to the extent vested, shall be paid to the grantee in the form of shares of Stock.

       (b) ELECTION TO RECEIVE DEFERRED STOCK AWARDS IN LIEU OF COMPENSATION. The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of the cash compensation or Restricted Stock Award otherwise due to such grantee in the form of a Deferred Stock Award. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with rules and procedures established by the Administrator. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate.

       (c) RIGHTS AS A STOCKHOLDER. During the deferral period, a grantee shall have no rights as a stockholder; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the phantom stock units underlying his Deferred Stock Award, subject to such terms and conditions as the Administrator may determine.

       (d) RESTRICTIONS. A Deferred Stock Award may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of during the deferral period.

       (e) TERMINATION. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 13 below, in writing after the Award agreement is issued, a grantee's right in all Deferred Stock Awards that have not vested shall automatically terminate upon the grantee's termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 8.  UNRESTRICTED STOCK AWARDS

       (a) GRANT OR SALE OF UNRESTRICTED STOCK. The Administrator may, in its sole discretion, grant (or sell at a purchase price determined by the Administrator) an Unrestricted Stock Award to any grantee, pursuant to which such grantee may receive shares of Stock free of any restrictions ("Unrestricted Stock") under the Plan. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such participant.

       (b) ELECTIONS TO RECEIVE UNRESTRICTED STOCK IN LIEU OF COMPENSATION. Upon the request of a grantee and with the consent of the Administrator, each grantee may, pursuant to an advance written election delivered to the Company no later than the date specified by the Administrator, receive a portion of the cash compensation otherwise due to such grantee in the form of shares of Unrestricted Stock (valued at Fair Market Value on the date or dates the cash compensation would otherwise be paid) either currently or on a deferred basis.

       (c) RESTRICTIONS ON TRANSFERS. The right to receive shares of Unrestricted Stock on a deferred basis may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.

SECTION 9.  PERFORMANCE SHARE AWARDS

       (a) NATURE OF PERFORMANCE SHARE AWARDS. A Performance Share Award is an Award entitling the recipient to acquire shares of Stock upon the attainment of specified performance goals. The Administrator may make Performance Share Awards independent of or in connection with the granting of any other Award under the Plan. The Administrator in its sole discretion shall determine whether and to whom Performance Share Awards shall be made, the performance goals, the periods during which performance is to be measured, and all other limitations and conditions.

       (b) RESTRICTIONS OF TRANSFER. Performance Share Awards, and all rights with respect to such Awards may not be sold, assigned, transferred, pledged or otherwise encumbered.

       (c) RIGHTS AS A STOCKHOLDER. A grantee receiving a Performance Share Award shall have the rights of a stockholder only as to shares actually received by the grantee under the Plan and not with respect to shares subject to the Award but not actually received by the grantee. A grantee shall be entitled to receive a stock certificate evidencing the acquisition of shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the Performance Share Award agreement (or in a performance plan adopted by the Administrator).

       (d) TERMINATION. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 13 below, in writing after the Award agreement is issued, a grantee's rights in all Performance Share Awards shall automatically terminate upon the grantee's termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

       (e) ACCELERATION, WAIVER, ETC. At any time prior to the grantee's termination of employment (or other service relationship) by the Company and its Subsidiaries, the Administrator may in its sole discretion accelerate, waive or, subject to Section 14, amend any or all of the goals, restrictions or conditions applicable to a Performance Share Award.

SECTION 10.  DIVIDEND EQUIVALENT RIGHTS

       (a) DIVIDEND EQUIVALENT RIGHTS. A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash dividends that would be paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares were held by the recipient. A Dividend Equivalent Right may be granted hereunder to any participant, as a component of another Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award.

       (b) INTEREST EQUIVALENTS. Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide in the grant for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

SECTION 11.  TAX WITHHOLDING

       (a) PAYMENT BY GRANTEE. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company's obligation to deliver stock certificates to any grantee is subject to and conditioned on tax obligations being satisfied by the grantee. The Company's obligation to deliver stock certificates to any grantee is subject to and is conditioned on tax obligations being satisfied by the grantee.

       (b) PAYMENT IN STOCK. Subject to approval by the Administrator, a grantee may elect to have the minimum required tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Stock owned by the grantee with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

SECTION 12.  TRANSFER, LEAVE OF ABSENCE, ETC.

       For purposes of the Plan, the following events shall not be deemed a termination of employment:

       (a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

       (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee's right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 13.  AMENDMENTS AND TERMINATION

       The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder's consent. If and to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code, if and to the extent intended to so qualify, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 13 shall limit the Administrator's authority to take any action permitted pursuant to Section 3(c).

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SECTION 14.  STATUS OF PLAN

       With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company's obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 15.  CHANGE OF CONTROL PROVISIONS

       Upon the occurrence of a Change of Control as defined in this Section 15:

       (a) Each outstanding Stock Option shall automatically become fully exercisable.

       (b) Except as otherwise provided in the applicable Award Agreement, conditions and restrictions on each outstanding Restricted Stock Award, Deferred Stock Award and Performance Share Award will be removed.

       (c) "Change of Control" shall mean the occurrence of any one of the following events:

            (i) any "Person," as such term is used in Sections 13(d) and 14(d) of the Act (other than the Company, any of its Subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its Subsidiaries), together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person, shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing in excess of 50% of either (A) the combined voting power of the Company's then outstanding securities having the right to vote in an election of the Company's Board of Directors ("Voting Securities") or (B) the then outstanding shares of Stock of the Company (in either such case other than as a result of an acquisition of securities directly from the Company); or

            (ii) persons who, as of the Effective Date, constitute the Company's Board of Directors (the "Incumbent Directors") cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to the Effective Date shall be considered an Incumbent Director if such person's election was approved by or such person was nominated for election by either (A) a vote of at least a majority of the Incumbent Directors or (B) a vote of at least a majority of the Incumbent Directors who are members of a nominating committee comprised, in the majority, of Incumbent Directors; but provided further, that any such person whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of members of the Board of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director; or


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            (iii) the consummation of a consolidation, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Corporate Transaction"); excluding, however, a Corporate Transaction in which the stockholders of the Company immediately prior to the Corporate Transaction, would, immediately after the Corporate Transaction, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate more than 80% of the voting shares of the corporation issuing cash or securities in the Corporate Transaction (or of its ultimate parent corporation, if any); or

            (iv) the approval by the stockholders of any plan or proposal for the liquidation or dissolution of the Company.

       Notwithstanding the foregoing, a "Change of Control" shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Voting Securities outstanding, increases the proportionate number of shares of Voting Securities beneficially owned by any person in excess of 50% or more of the combined voting power of all then outstanding Voting Securities; PROVIDED, HOWEVER, that if any person referred to in this sentence shall thereafter become the beneficial owner of any additional shares of Voting Securities (other than pursuant to a stock split, stock dividend, or similar transaction or as a result of an acquisition of securities directly from the Company) and immediately thereafter beneficially owns in excess of 50% of the combined voting power of all then outstanding Voting Securities, then a "Change of Control" shall be deemed to have occurred for purposes of the foregoing clause (i).

SECTION 16.  GENERAL PROVISIONS

       (a) NO DISTRIBUTION; COMPLIANCE WITH LEGAL REQUIREMENTS. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

       No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Administrator may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

       (b) DELIVERY OF STOCK CERTIFICATES. Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee's last known address on file with the Company.

       (c) OTHER COMPENSATION ARRANGEMENTS; NO EMPLOYMENT RIGHTS. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not

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confer upon any employee any right to continued employment with the Company or any Subsidiary.

       (d) TRADING POLICY RESTRICTIONS. Option exercises and other Awards under the Plan shall be subject to such Company's insider trading policy, as in effect from time to time.

       (e) LOANS TO GRANTEES. The Company shall have the authority to make loans to grantees ofp Awards hereunder (including to facilitate the purchase of shares) and shall further have the authority to issue shares for promissory notes hereunder.

       (f) DESIGNATION OF BENEFICIARY. Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee's death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee's estate.

SECTION 17.  EFFECTIVE DATE OF PLAN

       This Plan shall become effective upon approval by the holders of a majority of the shares of Stock of the Company present or represented and entitled to vote at a meeting of stockholders at which a quorum is present or by written consent of the stockholders. Subject to such approval by the stockholders, Stock Options and other Awards may be granted hereunder on and after adoption of this Plan by the Board.

SECTION 18.  GOVERNING LAW

       This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.


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